Exhibit 99.1

. Mack - Cali Realty Corporation Supplemental Operating and Financial Data 1Q 2020

Table of Contents ▪ Company Highlights Page ▪ Company Overview 4 ▪ Key Financial Metrics 6 ▪ Net Asset Value 7 ▪ Financial Schedules 11 ▪ Debt Statistics 18 ▪ Unconsolidated Joint Ventures 22 ▪ Transaction Activity 23 ▪ Multifamily Portfolio ▪ Operating Schedules 25 ▪ Financial Statements 29 ▪ Office Portfolio ▪ Property Listing 32 ▪ Operating Schedules 33 1Q 2020 2 This Supplemental Operating and Financial Data should be read in connection with the company’s first quarter 2020 earnings press release (included as Exhibit 99 . 2 of the company’s Current Report on Form 8 - K, filed on May 6 , 2020 ) as certain disclosures, definitions and reconciliations in such announcement have not been included in this Supplemental Operating and Financial Data . RiverHouse 9 - Weehawken, NJ (In - Construction) The Charlotte - Jersey City, NJ (In - Construction) Harborside 2 & 3 - Jersey City, NJ

3 Company Highlights 1Q 2020

Company Overview

Corporate Profile

Mack-Cali (CLI) is a fully integrated REIT with a dual asset platform comprised of residential holdings and waterfront office. We are geographically focused on the high barrier-to-entry Hudson River waterfront targeting cash flow growth through all economic cycles.

Company Objectives

Mack-Cali's office portfolio strives to achieve the highest possible rents in select markets with a continuous focus on improving the quality of our portfolio.

Mack-Cali's residential portfolio, via our Roseland Residential platform, is a market-leading residential developer and owner of class A properties. We have experienced and expect continued growth and cash flow contribution from our residential holdings as our development pipeline of active construction projects and planned starts is put into service.


mod cup

District Kitchen, Harborside 2 & 3
Jersey City, NJ

Key Statistics	1Q 2020	4Q 2019
Company		
Market Capitalization	$5.0 billion	$5.7 billion
Net Asset Value (Midpoint)	$3.3 billion	$3.4 billion
Core FFO	$33.2 milion	$44.1 million
Core FFO Per Diluted Share	$0.33	$0.44
AFFO	$19.8 million	$26.2 million
Residential Portfolio		
Operating Units/Keys	6,896	6,896
% Leased	95.7%	95.0%
Average Rent Per Unit	$3,028	$2,974
In-Construction Units	1,942	1,942
Land Bank Units	9,373	9,373
Office Portfolio		
Square Feet of Office Space	10.3 million	10.5 million
Consolidated In-Service Properties	39	40
% Leased Office (Excl. Non-Core)	81.1%	80.7%
% Commenced Occupancy (Excl. Non-Core)	78.8%	79.2%
Cash Rental Rate Roll-Up (Excl. Non-Core)	4.6%	6.5%
GAAP Rental Rate Roll-Up (Excl. Non-Core)	19.7%	19.9%
Average In-Place Rent Per Square Foot	$36.58	$36.03

1Q 2020 CLI Company Highlights 4

5 1Q 2020 1 Q 2020 Performance Highlights • Achieved Core FFO of $ 33 . 2 million, or $ 0 . 33 per share • Produced AFFO of $ 19 . 8 million • Residential : The stabilized operating portfolio finished 1 Q at 95 . 7 % leased • Office : Leased 173 , 240 square feet of office space ; finished 1 Q at 81 . 1 % leased (excluding Non - Core) 1 Q 2020 Transaction Activity • On January 3 , 2020 , the Company disposed of 230 & 250 Half - Mile Rd . , a land site being developed into a Lifetime Fitness in Middletown, NJ, for a gross price of $ 7 . 6 million • On January 23 , 2020 , the Company increased the size of the loan on Liberty Towers, a residential community in Jersey City, NJ, that was acquired in September 2019 , generating $ 33 . 0 million of excess proceeds • On March 12 , 2020 , the Company acquired its partner’s interest in Riverwalk Retail, a 30 , 745 square - foot building in the Port Imperial North neighborhood of Weehawken, NJ, reflecting a gross value of $ 15 . 2 million • On March 17 , 2020 , the Company disposed of One Bridge Plaza, a 200 , 000 square - foot office building in Fort Lee, NJ, for a gross price of $ 36 . 7 million • On March 27 , 2020 , the Company disposed of Capital Office Park, a land parcel in Greenbelt, MD, for a gross price of $ 9 . 7 million 1 Q 2020 Development Activity • In February 2020 , the Company delivered the first phase of the Emery, a 326 - unit residential development in Malden, MA ; the property is 52 % leased across delivered inventory of 140 units 1 Q 2020 Office Leasing Activity • Completed 51 , 252 square feet of waterfront office leasing, including a partial renewal with Amdocs • Completed 121 , 988 square feet of leasing in the class A suburban, suburban, and non - core portfolios, including a renewal of Franklin Mutual Advisors in Short Hills Liberty Towers, Jersey City, NJ The Capstone (Riverwalk C), West New York, NJ (rendering) Company Achievements CLI Company Highlights

Key Financial Metrics

$ in thousands, except per share amounts and ratios

	1Q 2020	4Q 2019	3Q 2019[3]	2Q 2019	1Q 2019
Core FFO per Diluted Share [1]	0.33	0.44	0.38	0.40	0.40
Net Income / (Loss) per Diluted Share	(0.47)	(0.64)	(0.65)	(0.43)	2.66
Market Value of Equity [2]	$1,524,747	$2,821,175	$2,677,497	$2,823,556	$2,606,635
→ Common Equity (Includes OP Units)	2,031,563	2,317,793	2,177,378	2,341,337	2,227,440
→ Preferred Equity (Rockpoint)	454,492	451,058	447,795	429,895	326,871
→ OP Equity (Preferred OPs)	52,324	52,324	52,324	52,324	52,324
→ Book Value of JV Minority Interest	47,336	47,296	48,760	49,165	50,320
Total Debt, Net	2,877,121	2,808,518	3,097,156	2,609,112	2,686,316
Total Market Capitalization	4,956,020	5,676,989	5,877,816	5,560,362	5,343,271
Shares and Units:					
Common Shares Outstanding	90,596,079	90,595,176	90,551,967	90,553,357	90,325,783
Common Units Outstanding	9,518,638	9,612,064	9,973,344	9,976,344	10,009,355
Combined Shares and Units	100,114,717	100,207,240	100,525,311	100,529,701	100,335,138
Weighted Average - Diluted [2]	100,183,392	100,264,388	100,559,609	100,523,178	100,942,816
Common Share Price ($'s):					
At the End of the Period	$15.23	$23.13	$21.66	$23.29	$22.20
High During Period	23.89	23.40	24.09	24.88	22.55
Low During Period	13.83	19.96	19.97	21.68	18.74
Dividends Declared per Share	0.20	0.20	0.20	0.20	0.20
Debt Ratios:					
Net Debt to Adjusted EBITDA	11.5x	9.7x	10.0x	9.5x	9.5x
→ Net Debt to Adjusted EBITDA - Less CIP Debt	10.7x	9.5x	9.6x	8.9x	8.8x
→ Net Debt to Adjusted EBITDA - Office Portfolio	8.6x	8.2x	8.2x	7.2x	7.3x
→ Net Debt to Adjusted EBITDA - Residential Portfolio	16.6x	11.8x	13.2x	14.4x	15.2x
→ Net Debt to Adjusted EBITDA - Residential Portfolio Less CIP Debt	14.3x	11.4x	11.9x	12.6x	12.9x
Interest Coverage Ratio	2.8x	3.0x	2.9x	2.9x	2.8x
Fixed Charge Coverage Ratio	1.8x	2.0x	1.9x	2.0x	2.1x
Total Debt/Total Market Capitalization	58.1%	49.5%	53.6%	48.3%	50.3%
Total Debt/Total Book Capitalization	54.4%	53.1%	55.1%	50.4%	50.9%
Total Debt/Total Undepreciated Assets	49.0%	48.0%	47.6%	42.7%	43.3%
Secured Debt/Total Undepreciated Assets	34.5%	32.6%	31.6%	26.9%	24.6%

Notes:
See supporting "Key Metrics" notes on page 43.

1Q 2020 CLI Company Highlights 6

Net Asset Value
(Unaudited)

$ in millions
(except per share amounts)

	Apt Units/ Rentable SF.	NOI [1]	Cap Rate	Gross Asset Value (A)	*Gross Per SF / Unit*	Property Debt (B)	Third Party Interests (C)	Discounting [4] (D)	Net Asset Value (A-B-C-D)	Net Value Range [3] High	Low
				NAV Calculation [2]							
Residential Portfolio	Units	Stabilized									
Operating Properties - Wholly-Owned/Consolidated	4,285	$122.7	4.8%	$2,532	*$591*	($1,401)	($61)	($95)	$974	$1,068	$783
Operating Properties - Unconsolidated JVs [5]	2,611	57.6	4.5%	1,287	*493*	(617)	(337)	(1)	331	363	251
In-Construction Properties [6]	1,942	60.6	4.6%	1,325	*682*	(629)	(83)	(134)	479	535	385
Land	9,373			532	*57*	0	(117)	(4)	412	432	391
Fee Income Business, Tax Credit, & Excess Cash				43		0	0	0	43	43	43
Residential - Asset Value [7]				**$5,718**		**($2,648)**	**($598)**	**($233)**	**$2,239**	**$2,440**	**$1,853**
Less: Rockpoint Interest									(454)	(456)	(449)
Less: Other Payables									(1)	(1)	(1)
Total Residential NAV [8] [9]									**$1,785**	**$1,983**	**$1,403**
Office Portfolio	MSF	1Q 2020 Annualized	[11]								
Hudson Waterfront (Jersey City, Hoboken)	4.908	$81.6	4.8%	$1,707	*$348*	($400)	$0	$0	$1,307	$1,506	$1,145
Class A Suburban (Metropark, Short Hills)	1.955	44.2	8.3%	530	*271*	(125)	0	0	405	439	375
Suburban	1.406	16.4	8.8%	187	*133*	0	0	0	187	198	177
Suburban - Under Contract [10]	2.385	32.4	11.2%	289	*121*	0	0	0	289	302	277
Subtotal [12]	**10.654**	**$174.6**		**$2,713**	***$255***	**($525)**	**$0**	**$0**	**$2,188**	**$2,447**	**$1,974**
Non-Core, Repositioning Projects, & Retail [13]				38		0	0	0	38	38	38
Hotel and Other JV Interests [14]				174		(113)	(25)	0	37	37	37
Harborside Plaza 4				90		0	0	0	90	90	90
Land [15]				67		0	0	0	67	67	67
Office - Asset Value				**$3,082**		**($638)**	**($25)**	**$0**	**$2,420**	**$2,679**	**$2,206**
Less: Office Unsecured Debt									(852)	(852)	(852)
Less: Office Preferred Equity/LP Interests									(53)	(53)	(53)
Add: 1031 Balances & Other Receivables									1	1	1
Total Office NAV									**$1,516**	**$1,774**	**$1,302**
Total Mack-Cali NAV									**$3,300**	**$3,757**	**$2,705**
Approximate NAV / Share (100.2MM shares) [16]									***$32.94***	***$37.50***	***$27.00***

Notes:
See footnotes and "Information About Net Asset Value (NAV)" on pages 9 and 10.

1Q 2020 CLI Company Highlights 7

Notes: Net Asset Value

$ in millions

(Unaudited)

PLEASE NOTE: The Company's Net Asset Value estimates at March 31, 2020 contained herein were produced based on conditions for the Company and its market and industry under normalized circumstances, exclusive of the uncertainties described below as a result of the worldwide COVID-19 pandemic.

The recent outbreak of COVID-19 worldwide has significantly slowed global economic activity and caused significant volatility in financial markets. As such, there is currently significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the U.S. economy. The current economic environment can and will be significantly adversely affected by many factors beyond our control. The extent to which COVID-19 impacts our Net Asset Value estimates currently and into the future will depend on developments going forward, many of which are highly uncertain and cannot be predicted. As such, as a result of the magnitude of such uncertainties under the current climate, the Company has made the decision to provide its NAV estimates at March 31, 2020 under more normalized conditions to provide its investors with a more useful measure at this time.

1) Reflects 1Q 2020 Annualized Cash NOI for office assets; projected 12-month NOI for stabilized residential assets and the projected stabilized NOI for residential assets in-construction and lease-up. See Information About Net Operating Income on page 41.
2) NAV is generally arrived at by calculating the estimated gross asset values for each of the Company's real estate properties, investments and other significant assets and interests, and then deducting from such amounts the corresponding net debt and third parties' interests in the assets. Gross asset values for stabilized operating multi-family real estate properties are calculated using the direct capitalization method by dividing projected net operating income for the next one-year period by an estimated market capitalization rate for each property. Gross asset values for operating office properties are presented by dividing projected net operating income for the next one-year period by an estimated year one imputed capitalization rate for each property. See Footnote 4 for a more detailed description of the methodology used by management to estimate gross asset values for its operating office properties. Management projects net operating income that it expects to receive for future periods from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Market capitalization rates are estimated for each property based on its asset class and geographic location and are based on information from recent property sale transactions as well as from publicly available information regarding unrelated third-party property transactions.
3) The value range is determined by adding or subtracting 0.50% to the year 1 cap rate for office properties and 0.25% to the year 1 cap rate for residential properties. Property cash flows have been reduced by credit loss reserves, leasing and base building capital expenditures, including Harborside renovations. The Waterfront valuation includes $53 million in capital yet to be spent for the Harborside renovations. Additionally, the analysis includes approximately $89 million in base building capital during the first three years of the five-year discounted cash flow. The capital is allocated to physical building improvements and is estimated $40 million at the Waterfront, $19 million in the Class A Suburban, and $30 million in the Suburban portfolio's, respectively. Furthermore, the analysis includes $10 million in leasing capital budgeted in each of the Waterfront, Class A Suburban and Suburban portfolios. This is in addition to the tenant improvements, leasing commissions and capital reserves budgeted.
4) Represents the discount to stabilized value applied to assets that have not yet achieved their respective Projected Stabilized NOI due to construction, lease-up or renovation. See Information About Net Operating Income on page 41.
5) Joint venture investments are generally valued by: applying a capitalization rate to projected NOI for the joint venture's asset (which is similar to the process for valuing those assets wholly owned by the Company, as described above and previously), and deducting any joint venture level debt and any value allocable to joint venture partners' interests. Includes Roseland's last residential subordinate interest (Metropolitan at 40 Park) and commercial subordinate interests.

1Q 2020 CLI Company Highlights 8

Notes: Net Asset Value (Unaudited) 9 1Q 2020 CLI Company Highlights Hudson River Waterfront , 76% Boston Metro , 11% NJ Corridor , 7% Washington, D.C. , 5% New York Metro , 1% NAV by Market Operating Properties Urby Harborside $197 11% Monaco 176 10% Liberty Towers 144 8% Portside 7 & 5/6 at East Pier 109 6% Soho Lofts 104 6% Subtotal $730 41% Current/Future Development Properties The Charlotte $222 12% Plaza 8/9 (land) 130 7% Building 9 at Port Imperial 96 5% 107 Morgan 67 4% Urby Future Phases 52 3% Subtotal $567 32% Top Contributing Assets $1,297 73% Top NAV (net equity) Contributors Stabilized Gross Asset Value $5,718 Less: Discount for CIP (233) Discounted Gross Asset Value $5,485 Less: Existing Debt (2,648) Less: 3rd Party Interests & Other Obligations (598) Less: Rockpoint Share (454) MCRC Share of Residential NAV $1,785 Gross Portfolio Value 6) Joint venture investments are generally valued by: applying a capitalization rate to projected NOI for the joint venture’s as set (which is similar to the process for valuing those assets wholly owned by the Company, as described above and previously), and deducting any joint venture level debt and any value allocable to joint venture partners’ interests. Inc lud es Roseland’s last residential subordinate interest (Metropolitan at 40 Park) and commercial subordinate interests. 7) The valuation approach for assets in - construction or lease - up are similar to that applied to assets undergoing repositioning/rep urposing, as described above. After applying an estimated capitalization rate, currently ranging from 4.5% to 5.25%, to a projected stabilized net operating income, estimated to total approximately $46.6 million upon completion of the construction or lease - up activities, the Company deducts any estimated future costs totaling $565.9 million required to complete construction of the asset to arrive at an estimated value attributable to the asset. The Compan y t hen discounts the capitalized value back based on the projected number of periods to reach stabilization. The discount rate applied, currently ranging from 7% to 9.75%, is determined based on a risk assessment of the development ac tiv ities and comparable target returns in the marketplace. The Company then adds back the discounted projected interim cash flows expected to be generated during the projected lease - up period to reach stabilization. 8) The residential valuation analysis totals to a Roseland NAV of $2,239,000,000, with the company’s share of this NAV of $1,785 ,00 0,000 (“MCRC Share”). This latter amount represents the company's share of Roseland NAV, net of the $454,000,000 attributable to Rockpoint's noncontrolling interest. 9) 10) This group represents assets removed from the Class A Suburban or Suburban buckets that are under contract for sale. 11) The year one cap rate, applied to the 1Q 2020 Annualized Cash NOI, is derived from the present value of periodic cash flows o ver five years and a terminal value based on stabilized income and a market cap rate, all discounted at an unlevered internal rate of return. See Information About Net Operating Income on page 41.

Notes: Net Asset Value

(Unaudited)

	Rentable Area (MSF)	1Q 2020 Annualized Cash NOI	Year 1 Cap Rate	In-Place Rent PSF	Market Rent PSF	Stabilized Occupancy Rate	Stabilized Cap Rate	Unlevered IRR	Value	$ PSF
Office										
Hudson Waterfront	4.908	$81.6	4.8%	$39.51	$46.59	88.0%	6.0%	7.0%	$1,707	$348
Class A Suburban	1.955	44.2	8.3%	39.73	41.59	87.9%	7.0%	8.0%	530	271
Suburban	1.406	16.4	8.8%	25.75	27.35	86.7%	8.0%	9.0%	187	133
Suburban - Under Contract	2.385	32.4	11.2%	32.10	31.75	N/A	N/A	N/A	289	121
Subtotal	**10.654**	**$174.6**		**$36.07**	**$39.81**				**$2,713**	**$255**

12) The Company calculates estimated gross asset values for each of its operating office assets by taking the sum of (i) the present value of periodic cash flows over five years and (ii) a terminal value based on estimated stabilized income and a market capitalization rate at stabilization, all discounted at an unlevered internal rate of return. This value, divided by the projected net operating income for a one-year period yields the year one imputed capitalization rate. Management projects the periodic cash flows over five years and the stabilized income from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Factors considered by management in projecting releasing and lease-up of vacant space and estimating the applicable market rental rates include: identification of leases currently being negotiated by management; historical annual leasing volumes for such property types; and comparable leases that have been executed for properties within the Company's portfolio and for competitor buildings in similar locations. Notwithstanding the foregoing, any assets that are contemplated for sale are valued individually at indicative or at contract prices.

13) Valuations for non-core assets, which are those assets being considered for sale or disposal, or in the active marketing process, are generally based on recent contract prices for similar properties in the process of being sold, letters of intent and ongoing negotiations for properties. Wegmans and 24-Hour Fitness are in active contract negotiations for $31.0 MM less transaction costs. See Information About Net Operating Income on page 41. Valuations for properties planned for or undergoing a repositioning or repurposing utilize a projected stabilized net operating income for the asset upon completion of the repositioning/repurposing activities. After applying an estimated capitalization rate to a projected stabilized net operating income, the capitalized value is next discounted back based on the projected number of periods to re-stabilize the asset. The discount rate applied is determined based on a risk assessment of the repositioning/repurposing activities and comparable target returns in the marketplace, and further validated by outside market sources, when available for that market. Additionally, adjustments are made to the estimated value by deducting any estimated future costs necessary to complete the planned activities, as well as adding back the discounted projected interim operating cash flows expected to be generated by the property until re-stabilization has been achieved.

14) Includes the Company's ownership interests in the Hyatt Regency Jersey City and two office joint venture properties.

15) The value of land is based on a combination of recent or pending transactions for land parcels within our relevant markets and unrelated third parties, and sometimes may utilize land appraisals for certain markets, if available for other purposes, such as for transaction financing. Further, we consider what a land parcel's value would need to be when combined with all other development costs to yield what we believe to be an appropriate target rate of return for a development project. The per apartment unit or per square foot office space values are derived by dividing the aggregate land value by the number of potential apartment units or square feet of office space the land can accommodate. The number of potential units or square feet of office space a land parcel can accommodate is most commonly governed by either in-place governmental approvals or density regulations set forth by existing zoning guidelines.

16) The decrease in the approximate NAV per share of $1.20 from December 31, 2019 to March 31, 2020 is due primarily to global underwriting assumption changes including but not limited to: increased credit loss reserves, delayed vacancy absorption timing, reduced transient parking income, and reduced reversion occupancy for Office assets.

Information About Net Asset Value (NAV)

Overall, NAV is arrived at by calculating the estimated gross asset values for each of their real estate properties, investments and other significant assets and interests, and then deducting from such amounts the corresponding net debt and third parties' interests in the assets. Gross asset values for the operating real estate properties are calculated using the direct capitalization method by dividing projected net operating income for a one-year period by an estimated current capitalization rate for each property. For each operating property, management projects net operating income that it expects to receive for future periods from a combination of in-place lease contracts, prospective renewals of expiring leases and prospective lease-up of vacant space. Factors considered by management in projecting releasing and lease-up of vacant space and estimating the applicable market rental rates include: identification of leases currently being negotiated by management; historical annual leasing volumes for such property types; and comparable leases that have been executed for properties within the Registrants' portfolio and for competitor buildings in similar locations. A capitalization rate is estimated for each property based on its asset class and geographic location. Estimates of capitalization rates are based on information from recent property sale transactions as well as from publicly available information regarding unrelated third-party property transactions.

The use of NAV as a measure of value is subject to certain inherent limitations. The assessment of the estimated NAV of a particular property is subjective in that it involves estimates and assumptions and can be calculated using various acceptable methods. The Company's methods of determining NAV may differ from the methods used by other companies. Accordingly, the Company's estimated NAV may not be comparable to measures used by other companies. As with any valuation methodology, the methodologies utilized by the Company in estimating NAV are based upon a number of estimates, assumptions, judgments or opinions that may or may not prove to be correct. Capitalization rates obtained from publicly available sources also are critical to the NAV calculation and are subject to the sources selected and variability of market conditions at the time. Investors in the Company are cautioned that NAV does not represent (i) the amount at which the Company's securities would trade at a national securities exchange, (ii) the amount that a security holder would obtain if he or she tried to sell his or her securities, (iii) the amount that a security holder would receive if the Company liquidated its assets and distributed the proceeds after paying all of their expenses and liabilities or (iv) the book value of the Company's real estate, which is generally based on the amortized cost of the property, subject to certain adjustments.

1Q 2020 CLI Company Highlights 10

Balance Sheet

$ in thousands
(unaudited)

	1Q 2020				4Q 2019
	Office/Corp.	Roseland	Elim./Other	Total	
ASSETS					
Rental property					
Land and leasehold interests	$62,218	$327,097	-	$389,314	$385,010
Buildings and improvements	1,061,328	1,848,721	-	2,910,049	2,872,270
Tenant improvements	165,431	2,658	-	168,088	163,299
Furniture, fixtures and equipment	6,732	75,235	-	81,966	78,716
Land and improvements held for development	12,062	288,411	-	300,473	299,338
Development and construction in progress	71,013	452,575	-	523,591	458,048
	1,378,784	2,994,697	-	4,373,481	4,256,681
Less – accumulated depreciation and amortization	(477,553)	(105,276)	-	(582,829)	(558,617)
	901,231	2,889,421	-	3,790,652	3,698,064
Rental property held for sale, net	898,169	-	-	898,169	966,497
Net Investment in Rental Property	1,799,400	2,889,421	-	4,688,821	4,664,561
Cash and cash equivalents	16,395	8,869	-	25,264	25,589
Restricted cash	5,828	10,035	-	15,863	15,577
Investments in unconsolidated joint ventures	7,498	195,076	-	202,574	209,091
Unbilled rents receivable, net	93,648	2,507	-	96,155	95,686
Deferred charges, goodwill and other assets, net [1]	197,683	53,417	(500)	250,600	275,102
Accounts receivable	3,524	2,731	-	6,255	7,192
Total Assets	**$2,123,976**	**$3,162,056**	**($500)**	**$5,285,532**	**$5,292,798**
LIABILITIES & EQUITY					
Senior unsecured notes, net	$571,776	-	-	$571,776	$571,484
Unsecured revolving credit facility and term loans	277,000	-	-	277,000	329,000
Mortgages, loans payable and other obligations, net	521,006	1,507,339	-	2,028,345	1,908,034
Note payable to affiliate	-	500	(500)	-	-
Dividends and distributions payable	22,577	-	-	22,577	22,265
Accounts payable, accrued expenses and other liabilities	113,353	82,584	-	195,937	209,510
Rents received in advance and security deposits	28,686	6,912	-	35,598	39,463
Accrued interest payable	11,504	4,153	-	15,657	10,185
Total Liabilities	**$1,545,902**	**$1,601,488**	**($500)**	**$3,146,890**	**$3,089,941**
Commitments and contingencies					
Redeemable noncontrolling interests	52,324	454,158	-	506,482	503,382
Total Stockholders'/Members Equity	**374,778**	**1,059,365**	**-**	**1,434,143**	**1,493,699**
Noncontrolling interests in subsidiaries:					
Operating Partnership	150,681	-	-	150,681	158,480
Consolidated joint ventures	291	47,045	-	47,336	47,296
Total Noncontrolling Interests in Subsidiaries	**150,972**	**47,045**	**-**	**198,017**	**205,776**
Total Equity	**525,750**	**1,106,410**	**-**	**1,632,160**	**1,699,475**
Total Liabilities and Equity	**$2,123,976**	**$3,162,056**	**($500)**	**$5,285,532**	**$5,292,798**

Notes: See supporting "Balance Sheet" notes on page 38 for more information.

1Q 2020 CLI Company Highlights 11

Income Statement – Quarterly Comparison

$ in thousands, except per share amounts
(unaudited)

	1Q 2020				4Q 2019	3Q 2019	2Q 2019	1Q 2019
	Office/ Corp.	Less: Disc. Ops	Roseland	Total				
REVENUES								
Revenue from leases:								
Base rents	$70,040	($37,526)	$33,013	$65,527	$66,661	$66,595	$66,971	$73,251
Escalations and recoveries from tenants	7,847	(4,004)	1,080	4,923	4,534	5,943	6,047	6,140
Real estate services	44	-	2,949	2,993	3,090	3,411	3,530	3,842
Parking income	2,324	(49)	2,990	5,265	5,760	5,716	5,515	4,866
Hotel income	-	-	1,625	1,625	4,139	3,325	2,094	283
Other income	565	(30)	1,189	1,724	2,489	2,401	2,448	1,884
Total revenues	**$80,820**	**($41,609)**	**$42,846**	**$82,057**	**$86,673**	**$87,391**	**$86,605**	**$90,266**
EXPENSES								
Real estate taxes	$9,909	($5,255)	$6,283	$10,937	$10,185	$11,151	$11,018	$11,644
Utilities	5,666	(3,446)	1,633	3,853	3,276	4,402	4,091	6,112
Operating services	15,925	(8,151)	8,290	16,064	16,820	18,109	17,913	16,799
Real estate service expenses	48	-	3,673	3,721	3,768	3,905	3,979	4,266
General and administrative	12,930	(5)	2,893	15,818	16,960	12,572	16,945	13,319
Depreciation and amortization	14,182	(1,453)	21,067	33,796	35,906	32,605	31,971	31,534
Land and other impairments	5,088	-	175	5,263	27,356	2,589	2,499	-
Total expenses	**$63,748**	**($18,310)**	**$44,014**	**$89,452**	**$114,271**	**$85,333**	**$88,416**	**$83,674**
Operating Income (expense)	**$17,072**	**($23,299)**	**($1,168)**	**($7,395)**	**($27,598)**	**$2,058**	**($1,811)**	**$6,592**
OTHER (EXPENSE) INCOME								
Interest expense	($13,316)	$1,307	($8,909)	($20,918)	($22,751)	($22,129)	($22,208)	($23,481)
Interest and other investment income (loss)	32	(1)	1	32	886	189	514	823
Equity in earnings (loss) of unconsolidated joint ventures	(118)	-	(590)	(708)	(437)	(113)	(88)	(681)
Gain on change of control of interests	-	-	-	-	-	-	-	13,790
Realized gains (losses) and unrealized losses on disposition	(35,661)	27,746	-	(7,915)	112,228	(34,666)	255	268,109
Gain on sale of land/other	4,049	-	764	4,813	(44)	296	270	-
Gain on sale of investment in unconsolidated joint venture	-	-	-	-	-	-	-	903
Gain (loss) from early extinguishment of debt, net	-	-	-	-	(153)	(98)	588	1,311
Total other income (expense)	**(45,014)**	**29,052**	**(8,734)**	**(24,696)**	**89,729**	**(56,521)**	**(20,669)**	**260,774**
Income from continuing operations	**(27,942)**	**5,753**	**(9,902)**	**(32,091)**	**62,131**	**(54,463)**	**(22,480)**	**267,366**
Income from discontinued operations	-	21,993	-	21,993	2,770	8,505	7,953	8,228
Realized gains (losses) on disposition	-	(27,746)	-	(27,746)	(120,309)	(10,063)	(5,802)	-
Total discontinued operations	**-**	**(5,753)**	**-**	**(5,753)**	**(117,539)**	**(1,558)**	**2,151**	**8,228**
Net Income	**(27,942)**	**-**	**(9,902)**	**(37,844)**	**(55,408)**	**(56,021)**	**(20,329)**	**275,594**
Noncontrolling interest in consolidated joint ventures	-	-	176	$176	$1,404	$405	$847	$1,248
Noncontrolling interests in Operating Partnership from continuing operations	3,666	-	-	3,666	(5,494)	6,004	2,648	(26,843)
Noncontrolling interests in Operating Partnership in discontinued operations	549	-	-	549	11,317	155	(214)	(837)
Redeemable noncontrolling interest	(455)	-	(6,016)	(6,471)	(6,471)	(6,471)	(5,006)	(4,667)
Net income (loss) available to common shareholders	**($24,182)**	**$0**	**($15,742)**	**($39,924)**	**($54,652)**	**($55,928)**	**($22,054)**	**$244,495**
Basic earnings per common share:								
Net income (loss) available to common shareholders				($0.47)	($0.64)	($0.65)	($0.43)	$2.67
Diluted earnings per common share:								
Net income (loss) available to common shareholders				($0.47)	($0.64)	($0.65)	($0.43)	$2.66
Basic weighted average shares outstanding				90,616,000	90,611,000	90,584,000	90,533,000	90,498,000
Diluted weighted average shares outstanding				100,183,000	100,264,000	100,560,000	100,523,000	100,943,000

1Q 2020 CLI Company Highlights 12

FFO & Core FFO – Quarterly Comparison

$ in thousands, except per share amounts and ratios
(unaudited)

	1Q 2020	4Q 2019	3Q 2019	2Q 2019	1Q 2019
Net income (loss) available to common shareholders	($39,924)	($54,652)	($55,928)	($22,054)	$244,495
Add (deduct): Noncontrolling interest in Operating Partnership	(3,666)	5,494	(6,004)	(2,648)	26,843
Noncontrolling interests in discontinued operations	(549)	(11,317)	(155)	214	837
Real estate-related depreciation and amortization on continuing operations [1]	36,696	39,155	35,785	34,619	33,793
Real estate-related depreciation and amortization on discontinued operations	1,453	21,776	16,797	17,246	16,375
Property impairments	-	-	5,894	5,802	-
Impairment of unconsolidated joint venture investment (included in Equity in earnings)	-	3,661	-	-	-
Gain on change of control of interests	-	-	-	-	(13,790)
Gain on sale of investment in unconsolidated joint venture	-	-	-	-	(903)
Continuing operations: Realized (gains) and unrealized losses on disposition of rental property, net	7,915	(112,228)	34,666	(255)	(268,109)
Discontinued operations: Realized (gains) loss and unrealized losses on disposition of rental property, net	27,746	120,309	413	-	-
Funds from operations [2]	**$29,671**	**$12,198**	**$31,468**	**$32,924**	**$39,541**
Add/(Deduct):					
(Gain)/Loss from extinguishment of debt, net	-	$153	$98	($588)	($1,311)
Dead deal costs	-	-	271	-	-
Land and other impairments	5,263	27,356	6,345	2,499	-
Gain on disposition of developable land	(4,813)	44	(296)	(270)	-
Severance/separation costs on management restructuring	1,947	-	277	-	1,562
Reporting system conversion costs	363	998	-	-	-
Strategic direction costs	-	4,629	-	-	-
Management contract termination costs	-	-	-	-	1,021
Proxy fight costs	799	-	-	4,171	-
New payroll tax consulting costs	-	-	-	1,313	-
Noncontrolling interest share on consolidated joint ventures impairment charges		(1,263)	-	-	-
Core FFO	**$33,320**	**$44,115**	**$38,163**	**$40,049**	**$40,813**
Diluted weighted average shares/units outstanding [3]	100,183,000	100,264,000	100,560,000	100,523,000	100,943,000
Funds from operations per share-diluted	$0.30	$0.12	$0.31	$0.33	$0.39
Core Funds from Operations per share/unit-diluted	$0.33	$0.44	$0.38	$0.40	$0.40
Dividends declared per common share	$0.20	$0.20	$0.20	$0.20	$0.20

Notes:
See footnotes and "Information About FFO, Core FFO, & AFFO" on page 16.

1Q 2020 CLI Company Highlights 13

AFFO & Adjusted EBITDA – Quarterly Comparison

$ in thousands, except per share amounts and ratios
(unaudited)

	1Q 2020	4Q 2019	3Q 2019	2Q 2019	1Q 2019
Core FFO (calculated on previous page)	**$33,231**	**$44,115**	**$38,163**	**$40,049**	**$40,813**
Add (Deduct) Non-Cash Items:					
Straight-line rent adjustments [3]	($2,132)	($4,084)	($3,625)	($4,052)	($2,855)
Amortization of market lease intangibles, net [4]	(946)	(1,116)	(1,057)	(1,058)	(1,037)
Amortization of lease inducements	57	(15)	(108)	279	304
Amortization of stock compensation	2,612	2,192	2,061	2,218	2,010
Non-real estate depreciation and amortization	450	431	611	511	539
Amortization of debt discount/(premium) and mark-to-market, net	(238)	(237)	(238)	(237)	(237)
Amortization of deferred financing costs	1,020	1,147	1,121	1,168	1,189
Deduct:					
Non-incremental revenue generating capital expenditures:					
Building improvements	(3,247)	(6,012)	(3,091)	(383)	(2,932)
Tenant improvements and leasing commissions [5]	(8,093)	(9,354)	(7,245)	(4,800)	(7,931)
Tenant improvements and leasing commissions on space vacant for more than one year	(2,958)	(888)	(6,138)	(4,216)	(3,482)
Adjusted FFO [2]	**$19,756**	**$26,179**	**$20,454**	**$29,479**	**$26,381**
Core FFO (calculated on previous page)	**$33,231**	**$44,115**	**$38,163**	**$40,049**	**$40,813**
Deduct:					
Equity in earnings (loss) of unconsolidated joint ventures, net	$708	($3,223)	$113	$88	$681
Equity in earnings share of depreciation and amortization	(3,350)	(3,678)	(3,655)	(3,024)	(2,662)
Add-back:					
Interest expense	22,226	24,072	23,450	23,515	24,774
Recurring JV distributions	2,459	5,123	3,528	3,850	3,119
Income (loss) in noncontrolling interest in consolidated joint ventures	(176)	(1,404)	(405)	(847)	(1,248)
Redeemable noncontrolling interest	6,471	6,471	6,471	5,006	4,667
Income tax expense	6	0	59	85	43
Adjusted EBITDA	**$61,574**	**$71,476**	**$67,724**	**$68,722**	**$70,187**
Net debt at period end [6]	$2,835,993	$2,767,351	$3,097,156	$2,609,112	$2,653,693
Net debt to Adjusted EBITDA [7]	11.5x	9.7x	10.0x	9.5x	9.5x

Notes:
See footnotes and "Information About FFO, Core FFO, & AFFO" on page 16.

1Q 2020 CLI Company Highlights 14

EBITDAre – Quarterly Comparison

$ in thousands
(unaudited)

	1Q 2020	4Q 2019	3Q 2019	2Q 2019	1Q 2019
Net Income (loss) available to common shareholders	($39,924)	($54,652)	($55,928)	($22,054)	$244,495
Add/(Deduct):					
Noncontrolling interest in operating partnership	(4,215)	5,494	(6,004)	(2,648)	26,843
Noncontrolling interest in discontinued operations	-	(11,317)	(155)	214	837
Noncontrolling interest in consolidated joint ventures (a)	(176)	(1,404)	(405)	(847)	(1,248)
Redeemable noncontrolling interest	6,471	6,471	6,471	5,006	4,667
Interest expense	22,226	24,072	23,450	23,515	24,774
Income tax expense	7	1	59	85	43
Depreciation and amortization	35,249	57,684	49,538	49,352	48,046
Deduct:					
Realized (gains) losses and unrealized losses on disposition of rental property, net - continuing operations	7,915	8,081	35,079	(255)	(268,109)
Realized (gains) losses and unrealized losses on disposition of rental property, net - discontinued operations	27,746	-	-	-	-
(Gain)/loss on sale of investment in unconsolidated joint ventures	-	-	-	-	(903)
(Gain)/loss on change of control of interest	-	-	-	-	(13,790)
Equity in (earnings) loss of unconsolidated joint ventures	708	437	113	88	681
Add:					
Property Impairments	-	-	5,894	5,802	-
Company's share of property NOI's in unconsolidated joint ventures (1)	7,526	12,819	9,612	9,287	7,385
EBITDAre	**$63,533**	**$47,686**	**$67,724**	**$67,545**	**$73,721**
Add:					
Loss from extinguishment of debt, net	-	153	98	(588)	(1,311)
Severance/Separation costs on management restructuring	1,947	-	277	-	1,562
Management contract termination costs	-	-	-	-	1,021
Strategic direction costs	-	4,629	-	-	-
Reporting systems conversion cost	363	998	-	-	-
Dead deal costs	-	-	271	-	-
Land and other impairments	5,263	27,356	6,345	2,499	-
Gain on disposition of developable land	(4,813)	44	(296)	(270)	-
Proxy fight costs	799	-	-	4,171	-
New payroll tax consulting costs	-	-	-	1,313	-
Adjusted EBITDAre	**$67,092**	**$80,866**	**$74,419**	**$74,670**	**$74,993**
Noncontrolling interests in consolidated joint ventures (a):					
Marbella	(37)	(44)	(115)	(209)	(583)
M2 at Marbella	(47)	(51)	(234)	(560)	(496)
Port Imperial Garage South	(55)	(18)	(42)	(50)	(94)
Port Imperial Retail South	(3)	(8)	5	12	(7)
Residence Inn Hotel	-	-	-	-	(19)
Other consolidated joint ventures	(34)	(1,283)	(19)	(40)	(49)
Net losses in noncontrolling interests	**($176)**	**($1,404)**	**($405)**	**($847)**	**($1,248)**
Add:					
Depreciation in noncontrolling interest in consolidated JV's	660	645	838	1,424	1,522
Funds from operations - noncontrolling interest in consolidated JV's	**$484**	**($759)**	**$433**	**$577**	**$274**
Add:					
Interest expense in noncontrolling interest in consolidated JV's	805	806	806	806	691
Net operating income before debt service in consolidated JV's	**$1,289**	**$47**	**$1,239**	**$1,383**	**$965**

Notes:

(1) See unconsolidated joint venture NOI details on page 22 for 1Q 2020.

See Information About EBITDAre on page 16.

1Q 2020 CLI Company Highlights 15

FFO, Core FFO & AFFO (Notes) 16 1Q 2020 Notes (1) Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest, of $ 3 , 349 and $ 2 , 661 for the three months ended March 31 , 2020 and 2019 , respectively . Excludes non - real estate - related depreciation and amortization of $ 450 and $ 539 for the three months ended March 31 , 2020 and 2019 , respectively . (2) Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) . See “Information About FFO, Core FFO and AFFO” below . (3) Includes free rent of $ 2 , 956 and $ 4 , 832 for the three months ended March 31 , 2020 and 2019 , respectively . Also includes the Company's share from unconsolidated joint ventures of $ 28 and ( $ 229 ) for the three months ended March 31 , 2020 and 2019 , respectively . (4) Includes the Company's share from unconsolidated joint ventures of $ 0 and $ 0 for the three months ended March 31 , 2020 and 2019 , respectively . (5) Excludes expenditures for tenant spaces in properties that have not been owned by the Company for at least a year . (6) Net Debt calculated by taking the sum of senior unsecured notes, unsecured revolving credit facility, and mortgages, loans payable and other obligations, and deducting cash and cash equivalents and restricted cash, all at period end . (7) Net Debt to EBITDA results represent completion of the Liberty Towers - Overlook Ridge 1031 exchange . (8) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares 9 , 443 and 10 , 164 for the three months ended March 31 , 2020 and 2019 , respectively . Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate - related depreciation and amortization . The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT . The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs . FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity . FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition . However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”) . A reconciliation of net income per share to FFO per share is included in the financial tables above . Core FFO is defined as FFO, as adjusted for items that may distort the comparative measurement of the Company’s performance over time . Adjusted FFO ("AFFO") is defined as Core FFO less ( i ) recurring tenant improvements, leasing commissions and capital expenditures, (ii) straight - line rents and amortization of acquired above/below - market leases, net, and (iii) other non - cash income, plus (iv) other non - cash charges . Core FFO and AFFO are both non - GAAP financial measures that are not intended to represent cash flow and are not indicative of cash flows provided by operating activities as determined in accordance with GAAP . Core FFO and AFFO are presented solely as supplemental disclosures that the Company’s management believes provides useful information regarding the Company's operating performance and its ability to fund its dividends . There are not generally accepted definitions established for Core FFO or AFFO . Therefore, the Company's measures of Core FFO and AFFO may not be comparable to the Core FFO and AFFO reported by other REITs . A reconciliation of net income to Core FFO and AFFO are included in the financial tables above . Information About FFO, Core FFO and AFFO EBITDAre is a non - GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (mi nus ) losses and gains on the disposition of depreciated property, plus impairment write - downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. The Company presents EBITDAre , because the Company believes that EBITDAre , along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GA AP), or as a measure of the Company’s liquidity. Information About EBITDAre CLI Company Highlights

Same Store Performance

$ in thousands

Residential Same Store[1]

	For the Three Months Ended			
	1Q 2020	1Q 2019	Change	% Change
Total Property Revenues	$28,681	$27,166	$1,515	5.6%
Real Estate Taxes	$3,446	$3,618	($172)	(4.7%)
Payroll	1,891	1,864	27	1.5%
Repairs & Maintenance	935	905	30	3.3%
Utilities	1,023	972	51	5.2%
Insurance	389	308	81	26.3%
Marketing	448	504	(57)	(11.2%)
Other[2]	2,019	2,120	(100)	(4.7%)
Total Property Expenses	$10,151	$10,291	($140)	(1.4%)
Same Store GAAP NOI[3]	**$18,530**	**$16,876**	**$1,654**	**9.8%**
Total Units	4,838	4,838	-	-
% Leased	95.6%	96.1%	-	(0.5%)

Office Same Store[4]

	For the Three Months Ended			
	1Q 2020	1Q 2019	Change	% Change
Total Property Revenues (GAAP)	$38,445	$35,721	$2,724	7.6%
Real Estate Taxes	$4,906	$4,826	$80	1.7%
Utilities	2,217	2,721	(504)	(18.5%)
Operating Services	7,602	7,259	343	4.7%
Total Property Expenses	$14,725	$14,806	($81)	(0.5%)
Same Store GAAP NOI[5]	**$23,720**	**$20,915**	**$2,805**	**13.4%**
Less: straight-lining of rents adj. and FAS 141	$2,206	$1,889	$317	16.8%
Same Store Cash NOI	$21,514	$19,026	$2,488	13.1%
Total Properties	6	6	-	-
Total Square Footage	4,508,801	4,508,801	-	-
% Leased	78.5%	76.3%	-	2.2%

Notes:
(1) Values represent the Company's pro rata ownership of operating portfolio.
(2) Includes management fees.
(3) Aggregate property-level revenue over the given period; less: operating expense, real estate taxes and utilities over the same period for the same store portfolio.
(4) Office Same Store excludes discontinued operations and Harborside Plaza 1 as it was removed from service in 4Q19.
(5) The aggregate sum of: property-level revenue, straight-line and ASC 805 adjustments over the given time period; less: operating expense, real estate taxes and utilities over the same period for the same store portfolio.

1Q 2020 CLI Company Highlights 17

Debt Summary & Future Repayments Schedule

$ in thousands

Debt Breakdown

	Balance	% of Total	Weighted Average Interest Rate (1)	Weighted Average Maturity in Years
Fixed Rate Debt				
Fixed Rate Unsecured Debt and Other Obligations	$575,000	19.85%	4.09%	2.56
Fixed Rate Secured Debt	1,770,241	61.10%	3.79%	6.24
Subtotal: Fixed Rate Debt	**$2,345,241**	**80.95%**	**3.86%**	**5.34**
Variable Rate Debt				
Variable Rate Secured Debt	$274,911	9.49%	3.95%	3.60
Variable Rate Unsecured Debt (1)	277,000	9.56%	2.10%	0.82
Subtotal: Variable Rate Debt	**$551,911**	**19.05%**	**3.02%**	**2.20**
Totals/Weighted Average	**$2,897,152**	**100.00%**	**3.70%**	**4.74**
Adjustment for Unamortized Debt Discount	(2,004)			
Unamortized Deferred Financing Costs	(18,040)			
Total Consolidated Debt, net	**$2,877,121**			
Partners' Share	(74,729)			
CLI Share of Total Consolidated Debt, net (a)	**$2,802,392**			
Unconsolidated Secured Debt				
CLI Share	$372,596	48.51%	4.07%	6.01
Partners' Share	395,555	51.49%	4.07%	6.01
Total Unconsolidated Secured Debt	**$768,151**	**100.00%**	**4.07%**	**6.01**

Maturity Schedule

Period	Principal Maturities	Scheduled Amortization	Total Future Repayments	Weighted Average Interest Rate (1)
2020	-	429	429	4.82%
2021	445,801	590	446,391	2.51%
2022	455,760	550	456,310	4.48%
2023	351,789	2,323	354,112	3.54%
2024	346,361	3,927	350,288	3.57%
2025	-	3,799	3,799	3.96%
Thereafter	1,269,774	14,701	1,284,475	3.92%
Subtotal	**$2,869,485**	**$26,319**	**$2,895,804**	**3.70%**
Adjustment for unamortized debt discount/premium		(2,004)	(2,004)	
Unamortized mark-to-market		1,348	1,348	
Unamortized deferred financing costs (2)		(18,027)	(18,027)	
Totals/Weighted Average	**$2,869,485**	**$7,636**	**$2,877,121**	**3.70%**

Notes:

(a) Minority interest share of consolidated debt is comprised of $33.7 million at Marbella, $30.1 million at M2, $9.7 million at Port Imperial South Garage, and $1.2 million at Port Imperial South Retail.

See supporting "Debt Summary & Maturity Schedule" notes on page 38.

1Q 2020 CLI Company Highlights 18

Residential Debt Profile

$ in thousands

	Lender	Effective Interest Rate [1]	March 31, 2020	December 31, 2019	Date of Maturity
Secured Construction Loans					
Marriott Hotels at Port Imperial (F.K.A. Port Imperial 4/5 Hotel) [5]	Fifth Third Bank	LIBOR + 3.40%	94,000	74,000	04/09/22
Chase III	Fifth Third Bank	LIBOR + 2.50%	42,136	24,064	05/16/22
Port Imperial South 9	Bank of New York Mellon	LIBOR + 2.13%	19,624	11,615	12/19/22
Short Hills Residential	People's United Bank	LIBOR + 2.15%	17,791	9,431	03/26/23
The Charlotte (F.K.A. 25 Christopher Columbus)	QuadReal Finance	LIBOR + 2.75%	38,361	5,144	12/01/24
Total Secured Construction Debt			**$211,911**	**$124,254**	
Secured Permanent Loans					
Monaco	Northwestern Mutual Life	3.15%	166,347	166,752	02/01/21
Port Imperial South 4/5 Retail	American General Life & A/G PC	4.56%	3,918	3,934	12/01/21
Portside 7	CBRE Capital Markets/FreddieMac	3.57%	58,998	58,998	08/01/23
Signature Place (F.K.A. 250 Johnson)	Nationwide Life Insurance Company	3.74%	43,000	43,000	08/01/24
Liberty Towers	American General Life Insurance Company	3.37%	265,000	232,000	10/01/24
Portside 5/6	New York Life Insurance Co.	4.56%	97,000	97,000	03/10/26
Marbella	New York Life Insurance Co.	4.17%	131,000	131,000	08/10/26
M2 at Marbella	New York Life Insurance Co.	4.29%	117,000	117,000	08/10/26
145 Front Street	MUFG Union Bank	LIBOR + 1.84%	63,000	63,000	12/10/26
Quarry Place at Tuckahoe (F.K.A 150 Main Street)	Natixis Real Estate Capital LLC	4.48%	41,000	41,000	08/05/27
RiverHouse 11 at Port Imperial (F.K.A. Port Imperial South 11)	Northwestern Mutual Life	4.52%	100,000	100,000	01/10/29
Soho Lofts	New York Community Bank	3.77%	160,000	160,000	07/01/29
Riverwatch	New York Community Bank	3.79%	30,000	30,000	07/01/29
Port Imperial South 4/5 Garage	American General Life & A/G PC	4.85%	32,477	32,600	12/01/29
Principal balance outstanding			1,308,740	1,276,284	
Unamortized deferred financing costs			(13,313)	(13,394)	
Total Secured Permanent Debt			**$1,295,427**	**$1,262,890**	
Total Debt - Residential Portfolio - A			**$1,507,338**	**$1,387,144**	

Notes:
See supporting "Debt Profile" notes on page 38.

1Q 2020 CLI Company Highlights 19

20 1Q 2020 Office Debt Profile Notes: See supporting “Debt Profile” notes on page 38. $ in thousands CLI Company Highlights Effective March 31, December 31, Date of Lender Interest Rate (1) 2020 2019 Maturity Secured Permanent Loans 101 Hudson Wells Fargo CMBS 3.20% 250,000 250,000 10/11/26 Short Hills Portfolio Wells Fargo CMBS 4.15% 124,500 124,500 04/01/27 111 River Apollo/Athene 3.90% 150,000 150,000 09/01/29 Principal balance outstanding 524,500 524,500 Unamortized deferred financing costs (3,494) (3,610) Total Secured Debt - Office Portfolio $521,006 $520,890 Senior Unsecured Notes: (2)(3) 4.500%, Senior Unsecured Notes public debt 4.61% 300,000 300,000 04/18/22 3.150%, Senior Unsecured Notes public debt 3.52% 275,000 275,000 05/15/23 Principal balance outstanding 575,000 575,000 Adjustment for unamortized debt discount (2,004) (2,170) Unamortized deferred financing costs (1,220) (1,346) Total Senior Unsecured Notes, net: $571,776 $571,484 Revolving Credit Facilities 13 Lenders LIBOR +1.30% 277,000 329,000 01/25/21 Total Debt - Office Portfolio - B 1,369,782 1,421,374 Total Debt - Residential Portfolio - A (from previous page) 1,507,338 1,387,144 Total Consolidated Debt: A + B = C 2,877,121 2,808,518

21 1Q 2020 Consolidated Debt Maturity Schedule $ in thousands CLI Company Highlights *Revolving Credit Facility is excluded from the table Construction Office Secured Residential Secured Corporate* 2020 - - - - 2021 - - $170,265 - 2022 $155,760 - - $300,000 2023 $17,761 - $58,998 $275,000 2024 $38,361 - $308,000 - 2025 - - - - 2026 - $250,000 $408,000 - 2027 - $124,500 $41,000 - 2028 - - - - 2029 - $150,000 $322,477 - $155,760 $17,761 $38,361 $250,000 $124,500 $150,000 $170,265 $58,998 $308,000 $408,000 $41,000 $322,477 $300,000 $275,000 $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 Debt Maturity Schedule Construction Office Secured Residential Secured Corporate*

Unconsolidated Joint Ventures

$ in thousands

Property	Units/SF	Leased Occupancy	CLI's Nominal Ownership [1]	1Q 2020 NOI [a]	Total Debt	NOI After Debt Service [b]	CLI Share of NOI [c]	CLI Share of Debt	CLI NOI After Debt Service [d]	CLI 1Q 2020 FFO
Operating Properties										
Residential										
Metropolitan	130	92.3%	25.0%	$898	$41,010	$564	$225	$10,253	$90	$6
Metropolitan Lofts	59	96.6%	50.0%	319	18,200	203	160	9,100	102	83
RiverTrace at Port Imperial	316	94.9%	22.5%	1,907	82,000	1,249	429	18,450	281	278
Crystal House	825	95.9%	25.0%	3,222	158,635	1,834	806	39,659	459	478
Riverpark at Harrison	141	97.2%	45.0%	406	29,117	137	183	13,103	62	57
Station House	378	97.4%	50.0%	1,752	96,438	590	876	48,219	295	372
Urby Harborside	762	96.2%	85.0%	4,779	192,000	2,284	4,062	163,200	1,941	1,877
Subtotal - Residential	**2,611**	**96.0%**	**47.5%**	**$13,283**	**$617,400**	**$6,861**	**$6,741**	**$301,984**	**$3,230**	**$3,151**
Office										
12 Vreeland	139,750	100.0%	50.0%	$460	$5,850	$418	$230	$2,925	$209	$194
Offices at Crystal Lake	106,345	93.2%	31.3%	258	3,128	221	81	978	69	69
Subtotal - Office	**246,095**	**97.1%**	**41.9%**	**$718**	**$8,978**	**$639**	**$311**	**$3,903**	**$278**	**$263**
Retail/Hotel										
Riverwalk Retail [2]	30,745	N/A	20.0%	$138	$0	$138	$28	0	$28	$7
Hyatt Regency Jersey City	351	57.0%	50.0%	(725)	100,000	(1,643)	(363)	50,000	(822)	0
Subtotal - Retail/Hotel		**57.0%**	**57.1%**	**($587)**	**$100,000**	**($1,505)**	**($335)**	**$50,000**	**($794)**	**$7**
Total Operating			**46.8%**	**$13,414**	**$726,378**	**$5,995**	**$6,717**	**$355,887**	**$2,714**	**$3,421**
Other Unconsolidated JVs				$1,621	$41,773	$1,224	$809	16,709	$809	($120)
Total Unconsolidated JVs [3]				**$15,035**	**$768,151**	**$7,219**	**$7,526**	**$372,596**	**$3,523**	**$3,301**

Notes:

(a) The sum of property-level revenue, straight-line and ASC 805 adjustments; less: operating expense, real estate taxes and utilities.
(b) Property-level revenue; less: operating expense, real estate taxes and utilities, property-level G&A expense and property-level interest expense.
(c) GAAP NOI at Company's ownership interest in the joint venture property.
(d) NOI After Debt Service at Company's ownership interest in the joint venture property, calculated as Company's share of GAAP NOI after deducting Company's share of the unconsolidated joint ventures' interest expense. The Company's share of the interest expense is $4,089,000 for 1Q 2020.

See supporting "Unconsolidated Joint Ventures" notes on page 38 and Information About Net Operating Income (NOI) on page 41.

1Q 2020 CLI Company Highlights 22

Transaction Activity 23 1Q 2020 $ in thousands (incl. per unit values) except per SF Notes: (1) Acquisitions list gross purchase prices; dispositions list gross sales proceeds CLI Company Highlights Residential Portfolio Number of Units / Keys / Percentage Gross Asset Price Per Weighted Average Location Transaction Date Buildings SF Leased Value (1) Unit / SF Cap Rate 1Q 2020 Dispositions Capital Office Park Land Greenbelt, MD 03/27/20 - - - $9,661 - Total 1Q 2020 Dispositions - - - $9,661 - - 1Q 2020 Acquisitions Port Imperial North Retail West New York, NJ 03/12/20 1 30,745 66.2% $15,200 $494 Total 1Q 2020 Dispositions 1 30,745 66.2% $15,200 $494 4.6% Office Portfolio Number of Percentage Gross Asset Price Per Weighted Average Location Transaction Date Buildings SF Leased Value (1) SF Cap Rate 1Q 2020 Dispositions 230 & 250 Half Mile Rd. Middletown, NJ 01/03/20 2 - - $7,600 - One Bridge Plaza Fort Lee, NJ 03/17/20 1 200,000 73.5% 36,700 184 Total 1Q 2020 Dispositions 3 200,000 73.5% $44,300 $184 6.2%

24 Multifamily Portfolio 1Q 2020

Operating Communities – Residential

$ in thousands, except per home

- 1Q 2020 Percentage Leased: **95.7%**
- 1Q 2020 Avg. Revenue Per Home: **$3,028**

							Operating Highlights						
Operating - Residential	Location	Ownership	Apartments	Rentable SF	Avg. Size	Year Complete	Percentage Leased 1Q 2020	Percentage Leased 4Q 2019	Average Revenue Per Home 1Q 2020	Average Revenue Per Home 4Q 2019	NOI* 1Q 2020	NOI* 4Q 2019	Debt Balance
Consolidated													
Liberty Towers	Jersey City, NJ	100.00%	648	603,110	931	2003	95.5%	97.4%	$3,257	$3,228	$4,641	$4,464	$265,000
Marbella [a]	Jersey City, NJ	74.27%	412	369,515	897	2003	95.3%	89.1%	3,313	3,364	2,411	2,328	131,000
Monaco [a]	Jersey City, NJ	100.00%	523	475,742	910	2011	94.5%	85.9%	3,499	3,526	3,261	3,031	165,000
M2	Jersey City, NJ	74.27%	311	273,132	878	2016	95.2%	92.3%	3,533	3,543	2,071	2,081	117,000
Soho Lofts	Jersey City, NJ	100.00%	377	449,067	1,191	2017	95.2%	96.0%	4,145	4,038	2,420	2,333	160,000
RiverHouse 11	Weehawken, NJ	100.00%	295	250,591	849	2018	94.9%	98.0%	3,452	3,183	1,968	1,807	100,000
Riverwatch	New Brunswick, NJ	100.00%	200	147,852	739	1997	94.0%	93.5%	1,898	1,072	465	548	30,000
Signature Place at Morris Plains	Morris Plains, NJ	100.00%	197	203,716	1,034	2018	93.9%	95.9%	3,188	3,292	994	1,170	43,000
Quarry Place at Tuckahoe	Eastchester, NY	100.00%	108	105,509	977	2016	100.0%	100.0%	3,567	3,562	705	641	41,000
Portside at East Pier - 7	East Boston, MA	100.00%	181	156,091	862	2015	95.4%	96.7%	2,954	2,945	1,030	1,166	58,998
Portside at East Pier - 5/6	East Boston, MA	100.00%	296	235,078	794	2018	97.2%	98.0%	2,907	2,851	1,643	1,777	97,000
145 Front at City Square	Worcester, MA	100.00%	365	305,656	837	2018	97.8%	97.0%	1,955	1,875	1,242	1,167	63,000
Consolidated		**95.25%**	**3,913**	**3,575,059**	**914**		**95.6%**	**94.3%**	**$3,191**	**$3,116**	**$22,851**	**$22,513**	**$1,270,998**
Unconsolidated Joint Ventures [1]													
Urby Harborside	Jersey City, NJ	85.00%	762	474,476	623	2017	96.2%	94.9%	$3,183	$3,066	$4,779	$7,809	$192,000
RiverTrace at Port Imperial	West New York, NJ	22.50%	316	295,767	936	2014	94.9%	97.8%	3,201	3,193	1,907	1,908	82,000
RiverPark at Harrison	Harrison, NJ	45.00%	141	125,498	890	2014	97.2%	99.3%	2,319	2,535	406	486	29,117
Metropolitan at 40 Park [2]	Morristown, NJ	25.00%	130	124,237	956	2010	92.3%	92.3%	3,205	3,301	639	719	35,161
Metropolitan Lofts	Morristown, NJ	50.00%	59	54,683	927	2018	96.6%	94.9%	3,271	3,459	319	363	18,200
Station House	Washington, DC	50.00%	378	290,348	768	2015	97.4%	97.1%	2,746	2,715	1,752	1,854	96,438
Crystal House	Arlington, VA	25.00%	825	738,786	895	1962	95.9%	96.6%	2,251	2,236	3,222	3,280	158,635
Joint Ventures		**47.47%**	**2,611**	**2,103,795**	**806**		**96.0%**	**96.2%**	**$2,784**	**$2,760**	**$13,024**	**$16,419**	**$611,551**
Total Residential - Operating Communities [3]		**76.13%**	**6,524**	**5,678,854**	**870**		**95.7%**	**95.0%**	**$3,028**	**$2,974**	**$35,875**	**$38,932**	**$1,882,549**

Operating - Hotels	Location	Ownership	Keys	Year Complete	Average Occupancy 1Q 2020	Average Occupancy 4Q 2019	ADR 1Q 2020	ADR 4Q 2019	NOI* 1Q 2020	NOI* 4Q 2019	Debt Balance
Envue, Autograph Collection	Weehawken, NJ	100.00%	208	2019	46.4%	78.1%	$153	$210	($529)	$1,591	
Residence Inn at Port Imperial	Weehawken, NJ	100.00%	164	2018	60.4%	90.3%	124	201	(158)	1,507	
Marriott Hotels at Port Imperial		**100.00%**	**372**		**52.6%**	**83.5%**	**$140**	**$206**	**($687)**	**$3,098**	**$94,000**

Notes:
(a) Percentage leased is shown net of the 13 units under renovation at Monaco and the 4 units under renovation at Marbella as of March 31, 2020.

See Information About Net Operating Income on page 31. See supporting "Operating Communities" notes on page 38.

1Q 2020 CLI Multifamily Portfolio 25

Operating Communities - Commercial

$ in thousands

Operating - Commercial	Location	Ownership	Spaces	Rentable SF	Year Complete	Percentage Leased 1Q 2020	Percentage Leased 4Q 2019	NOI* 1Q 2020	NOI* 4Q 2019	Debt Balance
						Operating Highlights				
Port Imperial Garage South	Weehawken, NJ	70.00%	800	320,426	2013	N/A	N/A	$427	$547	$32,477
Port Imperial Garage North	Weehawken, NJ	100.00%	786	304,617	2015	N/A	N/A	105	163	-
Port Imperial Retail South	Weehawken, NJ	70.00%		18,064	2013	69.2%	69.2%	121	105	3,918
Port Imperial Retail North	Weehawken, NJ	100.00%		8,400	2015	100.0%	100.0%	41	105	-
Riverwalk at Port Imperial	West New York, NJ	100.00%		30,745	2008	66.2%	66.2%	183	195	-
Shops at 40 Park [1]	Morristown, NJ	25.00%		50,973	2010	69.0%	69.0%	259	294	$6,067
Total Commercial		**80.94%**		**733,225**		**70.6%**	**70.6%**	**$1,136**	**$1,409**	**$42,462**

Summary of Consolidated RRT NOI by Type (unaudited):

	1Q 2020	4Q 2019
Total Consolidated Residential - Operating Communities - from p. 25[1]	$22,851	$22,513
Total Consolidated Residential - Sold Properties	-	1,741
Total Consolidated Commercial - (from table above)	877	920
Total NOI from Consolidated Properties (excl unconsol. JVs/subordinated interests):	$23,728	$25,174
NOI (loss) from services, land/development/repurposing & other assets	(1,010)	1,990
Total NOI for RRT (see Information About Net Operating Income on p. 41)*:	**$22,718**	**$27,164**

Notes:
See Information About Net Operating Income on page 41.

1Q 2020 CLI Multifamily Portfolio 26

In-Construction Communities

$ in thousands

- RRT's share of projected stabilized NOI will be **$54.4 million**

				Project Capitalization - Total				Capital as of 1Q 2020			Development Schedule				
Community	Location	Ownership	Apartment Homes/Keys	Costs	Debt [1]	MCRC Capital	Third Party Capital	Dev Costs [2]	Debt Balance	MCRC Capital	Start	Initial Occupancy	Project Stabilization	Projected Stabilized NOI	Projected Stabilized Yield
Consolidated															
RiverHouse 9	Weehawken, NJ	100.00%	313	$142,920	$92,000	$50,920	-	$70,544	$19,624	$50,920	3Q 2018	1Q 2021	4Q 2021	$9,344	6.54%
The Emery	Malden, MA	100.00%	326	101,147	62,000	39,147	-	81,283	42,136	39,147	3Q 2018	1Q 2020	1Q 2021	6,306	6.23%
The Upton	Short Hills, NJ	100.00%	193	99,412	64,000	35,412	-	53,203	17,791	35,412	4Q 2018	4Q 2020	3Q 2021	5,910	5.94%
The Charlotte	Jersey City, NJ	100.00%	750	469,500	300,000	169,500	-	176,830	38,361	138,469	1Q 2019	1Q 2022	4Q 2023	28,098	5.98%
Consolidated		**100.00%**	**1,582**	**$812,979**	**$518,000**	**$294,979**	**$0**	**$381,860**	**$117,912**	**$263,948**				**$49,658**	**6.14%**
Joint Ventures															
Capstone at Port Imperial	West New York, NJ	40.00%	360	191,770	112,000	35,070	44,700	126,870	47,100	35,070	4Q 2017	4Q 2020	1Q 2022	11,905	6.21%
Joint Ventures		**40.00%**	**360**	**$191,770**	**$112,000**	**$35,070**	**$44,700**	**$126,870**	**$47,100**	**$35,070**				**$11,905**	**6.21%**
Total In-Construction Communities		**88.88%**	**1,942**	**$1,004,749**	**$630,000**	**$330,049**	**$44,700**	**$508,730**	**$165,012**	**$299,018**				**$61,563**	**6.15%**
							2020 MCRC Remaining Capital	$296,953	$265,922	$31,031					
							Thereafter MCRC Remaining Capital	199,066	199,066	-					
							Total Remaining Capital	**$496,019**	**$464,988**	**$31,031**					

Lease-Up Communities	Units Delivered	NOI* 1Q 2020	Percentage Leased 1Q 2020
The Emery	140	($143)	52.9%
Lease-Up Communities	**140**	**($143)**	**52.9%**

Notes:
NOI amounts are projected only. See Information About Net Operating Income (NOI) on page 41.
See supporting "In-Construction Communities" notes on page 38.

1Q 2020 CLI Multifamily Portfolio 27

2015/2016 Achievements - Development Pipeline Activity and Future Development Starts 1Q 2020 Notes: NOI amounts are projected only. See Information About Net Operating Income (NOI) on page 41. $ in millions (unaudited) 28 CLI Multifamily Portfolio Projected Projected RRT Nominal % Leased As of: Actual/Projected Projected Stabilized Share of Stabilized Ownership 3/31/2020 Initial Leasing Units Yield NOI NOI After Debt Service 2020 Deliveries The Emery 100.0% 18.7% 1Q 2020 326 6.09% $6.1 $3.4 Capstone at Port Imperial 40.0% 4Q 2020 360 6.10% 11.7 2.8 The Upton 100.0% 4Q 2020 193 5.94% 5.9 3.2 Total 2020 Deliveries 75.4% 879 6.14% $32.8 $14.6 2021 Deliveries RiverHouse 9 100.0% 1Q 2021 313 6.37% $9.1 $5.2 Total 2021 Deliveries 100.0% 313 6.37% $9.1 $5.2 2022 Deliveries The Charlotte 100.0% 1Q 2022 750 5.97% $28.1 $14.6 Total 2022 Deliveries 100.0% 750 5.97% $28.1 $14.6 Total 88.9% 1,942 6.17% $70.0 $34.4 Future Developments Location Units Hudson Waterfront Plaza 8 Jersey City, NJ 679 Urby Harborside II Jersey City, NJ 796 Plaza 9 Jersey City, NJ 1,060 107 Morgan Jersey City, NJ 803 Liberty Landing Phase 1 Jersey City, NJ 265 Liberty Landing – Future Phases Jersey City, NJ 585 PI South – Park Parcel Weehawken, NJ 302 PI South – Building 16 Weehawken, NJ 131 PI South – Office 1/3 (1) Weehawken, NJ 300 PI South – Building 2 Weehawken, NJ 200 PI North – Riverbend 6 West New York, NJ 471 PI North – Building I West New York, NJ 224 PI North – Building J West New York, NJ 141 Subtotal – Hudson Waterfront 5,957 Subtotal – Northeast Corridor 1,284 Subtotal – Boston Metro 994 Subtotal – Washington D.C. 738 Subtotal – Other Options 400 Total Future Start Communities 9,373

Roseland Balance Sheet 29 1Q 2020 $ in thousands (unaudited) CLI Multifamily Portfolio 1Q 2020 4Q 2019 ASSETS Rental  Property Land  and  leasehold  interests $327,097 $322,792 Buildings  and  improvements 1,848,721 1,811,505 Tenant improvements 2,658 1,981 Furniture,  fixtures  and  equipment 75,235 72,224 Land and improvements held for development 288,411 292,350 Development and construction in progress 452,575 396,391 Total  Gross  Rental  Property 2,994,697 2,897,243 Less:  Accumulated  depreciation (105,276) (90,627) Net  Investment  in  Rental  Property 2,889,421 2,806,616 Assets  held  for  sale,  net - - Total  Property  Investments 2,889,421 2,806,616 Cash  and  cash  equivalents 8,869 8,654 Restricted  cash 10,035 10,520 Investments  in  unconsolidated  JV's 195,076 201,724 Unbilled  rents  receivable, net 2,507 2,745 Deferred  charges  &  other  assets 53,417 47,749 Accounts  receivable, net  of  allowance 2,731 1,401 Total  Assets $3,162,056 $3,079,409 LIABILITIES  &  EQUITY Mortgages,  loans  payable  &  other  obligations $1,507,339 $1,387,144 Note payable to affiliate 500 19,300 Accounts  pay,  accrued  exp  and  other  liabilities 82,584 85,377 Rents  recv'd  in  advance  &  security  deposits 6,912 6,569 Accrued  interest  payable 4,153 3,950 Total  Liabilities 1,601,488 1,502,340 Redeemable noncontrolling interest - Rockpoint Group 454,492 451,058 Noncontrolling interests in consolidated joint ventures 47,045 47,064 Mack-Cali capital 1,059,032 1,078,947 Total  Liabilities  &  Equity $3,162,056 $3,079,409

Roseland Income Statement

$ in thousands
(unaudited)

	1Q 2020	4Q 2019	3Q 2019	2Q 2019	1Q 2019
REVENUES					
Base rents	$33,013	$34,919	$34,232	$29,424	$27,620
Escalation and recoveries from tenants	1,080	1,223	1,377	1,442	1,133
Real estate services	2,949	2,995	1,450	1,439	3,730
Parking income	2,990	3,366	3,240	3,004	2,685
Hotel income	1,625	4,139	3,325	2,094	283
Other income	1,189	1,056	942	929	908
Total revenues	**$42,846**	**$47,698**	**$44,566**	**$38,332**	**$36,359**
EXPENSES					
Real estate taxes	$6,283	$6,082	$5,664	$4,967	$4,569
Utilities	1,633	1,216	1,712	1,461	1,766
Operating services	8,290	8,982	9,739	7,135	7,443
Real estate service expenses	3,673	3,703	1,961	1,937	4,213
General and administrative	2,893	3,377	3,025	3,484	3,196
Depreciation and amortization	21,067	22,564	17,228	14,897	15,057
Land and other impairments	175	1,035	2,137	2,499	-
Total expenses	**$44,014**	**$46,959**	**$41,466**	**$36,380**	**$36,244**
Operating Income	**($1,168)**	**$739**	**$3,100**	**$1,952**	**$115**
OTHER (EXPENSE) INCOME					
Interest expense	($8,909)	($10,363)	($10,330)	($9,218)	($9,067)
Interest and other investment income (loss)	1	844	152	151	151
Equity in earnings (loss) of unconsolidated joint ventures	(590)	2,297	(420)	(600)	(1,402)
Gain on change of control of interests	-	-	-	-	13,790
Realized gains (losses) and unrealized losses on disposition	-	113,787	-	270	13
Gain on sale of investment in unconsolidated joint venture	-	-	-	-	-
Gane on sale of land/other	764	(44)	296	-	-
Gain (loss) from early extinguishment of debt, net	-	-	-	-	-
Total other income (expense)	**($8,734)**	**$106,521**	**($10,302)**	**($9,397)**	**$3,485**
Net income (loss)	**($9,902)**	**$107,260**	**($7,202)**	**($7,445)**	**$3,600**
Noncontrolling interest in consolidated joint ventures	$176	$140	$405	$846	$1,248
Redeemable noncontrolling interest	(6,016)	(6,015)	(6,015)	(4,551)	(4,212)
Net income (loss) available to common shareholders	**($15,742)**	**$101,385**	**($12,812)**	**($11,150)**	**$636**

1Q 2020 CLI Multifamily Portfolio 30

31 Office Portfolio 1Q 2020

Property Listing

Building	Location	Total SF	Leased SF	% Leased	Avg. Base Rent + Escalations [1]	2020 Expirations			Current Asking Rent
						SF	% Total	In-Place Rent	
101 Hudson	Jersey City, NJ	1,246,283	1,062,285	85.2%	$38.62	4,170	0%	$41.64	$47.00
Harborside 2 & 3	Jersey City, NJ	1,487,222	1,238,621	83.3%	39.16	16,130	1%	32.58	43.00
Harborside 4a	Jersey City, NJ	231,856	231,856	100.0%	38.93	-	0%	-	44.00
Harborside 5	Jersey City, NJ	977,225	551,340	56.4%	40.73	17,678	2%	40.50	49.00
111 River Street	Hoboken, NJ	566,215	453,165	80.0%	41.31	-	0%	-	52.00
Total Waterfront		**4,508,801**	**3,537,267**	**78.5%**	**$39.51**	**37,978**	**1%**	**$37.26**	**$46.59**
101 Wood Avenue S	Iselin, NJ	262,841	262,841	100.0%	34.56	-	0%	-	37.00
99 Wood Avenue S	Iselin, NJ	271,988	222,287	81.7%	37.23	62,029	23%	42.36	37.00
581 Main Street	Woodbridge, NJ	200,000	200,000	100.0%	34.32	-	0%	-	32.00
333 Thornall Street	Edison, NJ	196,128	170,698	87.0%	36.38	-	0%	-	37.00
343 Thornall Street	Edison, NJ	195,709	195,709	100.0%	36.25	35,345	18%	32.82	37.00
150 JFK Parkway	Short Hills, NJ	247,476	160,636	64.9%	37.29	29,288	12%	38.87	48.00
51 JFK Parkway	Short Hills, NJ	260,741	234,942	90.1%	54.39	11,242	4%	55.39	55.00
101 JFK Parkway	Short Hills, NJ	197,196	191,477	97.1%	43.97	18,950	10%	44.16	45.00
103 JFK Parkway	Short Hills, NJ	123,000	123,000	100.0%	43.10	-	0%	-	45.00
Total Class A Suburban		**1,955,079**	**1,761,590**	**90.1%**	**$39.73**	**156,854**	**8%**	**$40.71**	**$41.59**
1 Giralda Farms	Madison, NJ	154,417	149,745	97.0%	$40.47	-	0%	-	$37.00
7 Giralda Farms	Madison, NJ	236,674	142,136	60.1%	36.48	-	0%	-	37.00
4 Campus Drive	Parsippany, NJ	147,475	113,678	77.1%	25.50	25,768	17%	22.84	27.50
6 Campus Drive	Parsippany, NJ	148,291	98,594	66.5%	26.68	-	0%	-	27.50
7 Campus Drive	Parsippany, NJ	154,395	106,908	69.2%	28.10	35,696	23%	31.00	27.50
8 Campus Drive	Parsippany, NJ	215,265	161,826	75.2%	31.65	-	0%	-	33.00
9 Campus Drive	Parsippany, NJ	156,495	145,114	92.7%	22.91	5,261	3%	18.24	27.50
1 Sylvan Way	Parsippany, NJ	150,557	122,938	81.7%	34.20	-	0%	-	33.00
3 Sylvan Way	Parsippany, NJ	147,241	91,851	62.4%	32.26	-	0%	-	33.00
5 Sylvan Way	Parsippany, NJ	151,383	149,271	98.6%	30.76	18,796	12%	27.66	33.00
7 Sylvan Way	Parsippany, NJ	145,983	145,983	100.0%	31.42	-	0%	-	33.00
4 Gatehall Drive	Parsippany, NJ	248,480	158,306	63.7%	28.56	10,528	4%	26.80	30.00
2 Hilton Court	Parsippany, NJ	181,592	181,592	100.0%	42.64	-	0%	-	32.00
2 Dryden Way	Parsippany, NJ	6,216	6,216	100.0%	17.94	-	0%	-	16.50
100 Schultz Drive	Red Bank, NJ	100,000	28,506	28.5%	31.48	-	0%	-	30.00
200 Schultz Drive	Red Bank, NJ	102,018	87,579	85.8%	29.69	-	0%	-	30.00
1 River Center 1	Red Bank, NJ	122,594	119,622	97.6%	29.01	7,707	6%	26.85	30.00
1 River Center 2	Red Bank, NJ	120,360	120,360	100.0%	27.31	6,790	6%	27.53	30.00
1 River Center 3	Red Bank, NJ	194,518	76,572	39.4%	30.06	-	0%	-	30.00
100 Overlook Center	Princeton, NJ	149,600	140,583	94.0%	31.71	-	0%	-	32.00
5 Vaughn Drive	Princeton, NJ	98,500	43,310	44.0%	31.09	13,953	14%	30.57	30.00
23 Main Street [2]	Holmdel, NJ	350,000	350,000	100.0%	18.11	-	0%	-	18.50
325 Columbia Turnpike	Florham Park, NJ	168,144	163,489	97.2%	26.87	2,240	1%	24.04	30.00
Total Suburban		**3,650,198**	**2,904,179**	**79.6%**	**$29.57**	**126,739**	**3%**	**$27.36**	**$30.06**
Total Core Office Portfolio [3]		**10,114,078**	**8,203,036**	**81.1%**	**$36.04**	**321,571**	**3%**	**$35.04**	**$39.66**

Notes:

See supporting "Property Listing" notes on page 39.

1Q 2020 CLI Office Portfolio 32

Leasing Activity 33 1Q 2020 Notes: (1) Inclusive of escalations. CLI Office Portfolio For the three months ended March 31, 2020 Number of Total Sq. Ft. Sq. Ft. Renewed Average Weighted Avg. Wtd. Avg. Wtd. Avg. Costs Transactions Sq. Ft. New Leases and Other Retained Sq. Ft. Term (Yrs) Base Rent ($) (1) Sq. Ft. Per Year ($) Waterfront 3 51,252 - 51,252 17,084 9.7 $48.01 $4.91 Class A Suburban 2 47,414 - 47,414 23,707 9.5 44.43 5.93 Suburban 11 74,574 41,269 33,305 6,779 11.0 35.11 3.30 Subtotals (1) 16 173,240 41,269 131,971 10,828 10.2 $41.48 $5.18 Non-Core - - - - - - - - TOTALS 16 173,240 41,269 131,971 10,828 10.2 $41.48 $5.18 For the three months ended March 31, 2020 Pct Leased Impact of Impact of Pct. Leased Sq. Ft. Leased Sq. Ft. Leased Sq. Ft. 12/31/2019 Acquisition/Disposition Leasing Activity 3/31/2020 Commercial Service Unleased Waterfront 77.8% 0.0% 0.6% 78.5% 3,328,245 209,022 971,534 Class A Suburban 89.7% (9.3%) 0.4% 90.1% 1,753,592 7,998 193,489 Suburban 79.0% 0.0% 0.5% 79.6% 2,815,500 88,679 746,019 Subtotals 80.7% (1.9%) 0.4% 81.1% 7,897,337 305,699 1,911,042 Non-Core 70.3% 0.0% 0.0% 70.3% 108,432 2,860 46,943 TOTALS 80.6% (1.9%) 0.4% 80.9% 8,005,769 308,559 1,957,985

34 1Q 2020 Leasing Rollforwards CLI Office Portfolio For the three months ended March 31, 2020 Pct. Sq. Ft. Inventory Leased Sq. Ft. Net Sq. Ft. Pct. Leased Inventory Leased Acquired/ Acquired/ Expiring/ Incoming Leasing Inventory Leased Leased 12/31/2019 12/31/2019 12/31/2019 Disposed Disposed Adj. Sq. Ft. Sq. Ft. Activity 3/31/2020 3/31/2020 3/31/2020 Waterfront 77.8% 4,508,801 3,510,055 - - (24,040) 51,252 27,212 4,508,801 3,537,267 78.5% Class A Suburban 89.7% 2,155,079 1,932,953 (200,000) (147,899) (70,878) 47,414 (23,464) 1,955,079 1,761,590 90.1% Suburban 79.0% 3,650,198 2,882,645 - - (54,786) 74,574 19,788 3,650,198 2,904,179 79.6% Subtotals 80.7% 10,314,078 8,325,653 (200,000) (147,899) (149,704) 173,240 23,536 10,114,078 8,203,036 81.1% Non-Core 70.3% 158,235 111,292 - - - - - 158,235 111,292 70.3% TOTALS 80.6% 10,472,313 8,436,945 (200,000) (147,899) (149,704) 173,240 23,536 10,272,313 8,314,328 80.9%

35 1Q 2020 Top 15 Tenants Notes: See supporting “Top 15 Tenants” notes on page 39. CLI Office Portfolio Percentage of Annualized Company Square Percentage Year of Number of Base Rental Annualized Base Feet Total Company Lease Properties Revenue ($) (1) Rental Revenue (%) (2) Leased Leased Sq. Ft. (%) (2) Expiration Merrill Lynch Pierce Fenner 2 $10,898,023 4.1% 421,570 5.3% (3) John Wiley & Sons Inc. 1 10,888,238 4.0% 290,353 3.6% 2033 MUFG Bank LTD. 2 10,189,469 3.8% 242,354 3.0% (4) Dun & Bradstreet Corporation 2 7,516,240 2.8% 192,280 2.4% 2023 Daiichi Sankyo Inc. 1 6,909,661 2.6% 171,900 2.1% 2023 (5) TD Ameritrade Services Co. 1 6,894,300 2.6% 193,873 2.4% 2021 (6) E-Trade Financial Corporation 1 5,290,600 2.0% 132,265 1.7% 2031 KPMG LLP 2 5,224,111 1.9% 120,947 1.5% (7) Investors Bank 3 5,200,492 1.9% 144,552 1.8% (8) Vonage America Inc. 1 4,826,500 1.8% 350,000 4.4% 2023 Plymouth Rock Management Co. 1 4,351,725 1.6% 129,786 1.6% 2031 Arch Insurance Company 1 4,326,008 1.6% 106,815 1.3% 2024 Alacer Corporation (fka Pfizer Inc.) 1 4,306,008 1.6% 113,316 1.4% 2025 (9) Sumitomo Mitsui Banking Corporation 1 4,156,989 1.5% 111,105 1.4% 2037 (10) ICAP Americas Holdings 2 4,079,450 1.5% 121,871 1.5% (11) Totals $95,057,812 35.3% 2,842,987 35.5%

Lease Expirations

Year of Expiration/Market	Number of Leases Expiring [1]	Net Rentable Area Subject to Expiring Leases (Sq. Ft.) [2]	Percentage of Total Leased Square Feet Represented by Expiring Leases (%)	Annualized Base Rental Revenue Under Expiring Leases ($) [3][4]	Average Annualized Base Rent Per Net Rentable Square Foot Represented by Expiring Leases ($)	Percentage of Annual Base Rent Under Expiring Leases (%)
2020						
Waterfront	6	37,978	0.5	1,302,747	34.30	0.5
Class A Suburban	11	156,854	2.0	6,066,264	38.67	2.3
Suburban	16	126,739	1.6	3,282,927	25.90	1.2
Subtotal	**33**	**321,571**	**4.1**	**10,651,938**	**33.12**	**4.0**
Non-Core	2	5,235	0.1	140,850	26.91	0.1
TOTAL – 2020	**35**	**326,806**	**4.2**	**10,792,788**	**33.03**	**4.1**
2021						
Waterfront	18	392,953	4.9	14,451,782	36.78	5.4
Class A Suburban	12	101,390	1.3	4,404,398	43.44	1.6
Suburban	23	238,135	3.0	6,812,314	28.61	2.5
Subtotal	**53**	**732,478**	**9.2**	**25,668,494**	**35.04**	**9.5**
Non-Core	4	67,500	0.8	1,793,786	26.57	0.7
TOTAL – 2021	**57**	**799,978**	**10.0**	**27,462,280**	**34.33**	**10.2**
2022						
Waterfront	12	102,307	1.3	3,956,110	38.67	1.5
Class A Suburban	15	137,375	1.7	4,744,686	34.54	1.8
Suburban	29	293,283	3.7	8,512,092	29.02	3.2
Subtotal	**56**	**532,965**	**6.7**	**17,212,888**	**32.30**	**6.5**
Non-Core	4	35,697	0.3	964,165	27.01	0.4
TOTAL – 2022	**60**	**568,662**	**7.0**	**18,177,053**	**31.96**	**6.9**
2023						
Waterfront	11	324,360	4.0	11,929,205	36.78	4.4
Class A Suburban	16	278,093	3.5	10,576,443	38.03	3.9
Suburban	34	861,433	10.7	21,346,381	24.78	7.9
Subtotal	**61**	**1,463,886**	**18.2**	**43,852,029**	**29.96**	**16.2**
Non-Core	-	-	-	-	-	-
TOTAL – 2023	**61**	**1,463,886**	**18.2**	**43,852,029**	**29.96**	**16.2**
2024						
Waterfront	14	253,982	3.2	10,286,699	40.50	3.8
Class A Suburban	16	218,175	2.7	9,741,478	44.65	3.6
Suburban	29	295,299	3.7	8,436,654	28.57	3.1
Subtotal	**59**	**767,456**	**9.6**	**28,464,831**	**37.09**	**10.5**
Non-Core	-	-	-	-	-	-
TOTAL – 2024	**59**	**767,456**	**9.6**	**28,464,831**	**37.09**	**10.5**

Notes:
See supporting "Expirations" notes on page 39.

1Q 2020 CLI Office Portfolio 36

Lease Expirations (Cont.)

Year of Expiration/Market	Number of Leases Expiring [1]	Net Rentable Area Subject to Expiring Leases (Sq. Ft.) [2]	Percentage of Total Leased Square Feet Represented by Expiring Leases (%)	Annualized Base Rental Revenue Under Expiring Leases ($) [3][4]	Average Annualized Base Rent Per Net Rentable Square Foot Represented by Expiring Leases ($)	Percentage of Annual Base Rent Under Expiring Leases (%)
2025						
Waterfront	8	110,855	1.4	3,387,190	30.56	1.3
Class A Suburban	16	196,267	2.4	7,123,541	36.30	2.6
Suburban	11	207,625	2.6	7,031,700	33.87	2.6
Subtotal	**35**	**514,747**	**6.4**	**17,542,431**	**34.08**	**6.5**
Non-Core	-	-	-	-	-	-
TOTAL – 2025	**35**	**514,747**	**6.4**	**17,542,431**	**34.08**	**6.5**
2026 AND THEREAFTER						
Waterfront	51	2,105,810	26.3	75,801,144	36.00	28.2
Class A Suburban	28	668,158	8.3	23,706,637	35.48	8.7
Suburban	50	795,242	10.0	23,178,024	29.15	8.7
Subtotal	**129**	**3,569,210**	**44.6**	**122,685,805**	**34.37**	**45.6**
Non-Core	-	-	-	-	-	-
TOTAL – 2026 AND THEREAFTEI	**129**	**3,569,210**	**44.6**	**122,685,805**	**34.37**	**45.6**

Expirations by Type

Year of Expiration/Market	Number of Leases Expiring [1]	Net Rentable Area Subject to Expiring Leases (Sq. Ft.) [2]	Percentage of Total Leased Square Feet Represented by Expiring Leases (%)	Annualized Base Rental Revenue Under Expiring Leases ($) [3][4]	Average Annualized Base Rent Per Net Rentable Square Foot Represented by Expiring Leases ($)	Percentage of Annual Base Rent Under Expiring Leases (%)
TOTALS BY TYPE						
Waterfront	120	3,328,245	41.6	121,114,877	36.39	45.1
Class A Suburban	114	1,756,312	21.9	66,363,447	37.79	24.5
Suburban	192	2,817,756	35.3	78,600,092	27.89	29.2
Subtotal	**426**	**7,902,313**	**98.6**	**266,078,416**	**33.67**	**98.8**
Non-Core	10	108,432	1.2	2,898,801	26.73	1.2
Totals/Weighted Average	**436**	**8,010,745**	**100.0**	**$268,977,217**	**33.58**	**100.0**

Notes:
See supporting "Expirations" notes on page 39.

1Q 2020 CLI Office Portfolio 37

Appendix Key Financial Metrics - (Page 6 ) (1) Funds from operations (“FFO”) is calculated in accordance with the definition of the National Association of Real Estate Investment Trusts (NAREIT) . See p . 16 “Information About FFO, Core FFO & AFFO” . (2) Includes any outstanding preferred units presented on a converted basis into common units, noncontrolling interests in consolidated joint ventures and redeemable noncontrolling interests . (3) Net Debt to EBITDA results are represent completion of the Liberty Towers - Overlook Ridge 1031 exchange . Balance Sheet - (Page 11 ) (1) Includes mark - to - market lease intangible net assets of $ 83 , 692 and mark - to - market lease intangible net liabilities of $ 37 , 719 as of 1 Q 2020 . Debt Summary & Maturity Schedule - (Page 18 ) (1) The actual weighted average LIBOR rate for the Company’s outstanding variable rate debt was 1 . 05 percent as of March 31 , 2020 , plus the applicable spread . (2) Excludes amortized deferred financing costs primarily pertaining to the Company’s unsecured revolving credit facility which amounted to $ 803 , 000 for the three months ended December 31 , 2019 . Debt Profile - (Pages 19 - 20) (1) Effective rate of debt, including deferred financing costs, comprised of the cost of terminated treasury lock agreements (if any ), debt initiation costs, mark - to - market adjustment of acquired debt and other transaction costs, as applicable. (2) Senior unsecured debt is rated BB - /Ba2/BB by S&P, Moody’s and Fitch respectively. (3) Cost of terminated treasury lock agreements (if any), offering and other transaction costs and the discount/premium on the no tes , as applicable. Unconsolidated Joint Ventures - (Page 22) (1) Amounts represent the Company’s share based on ownership percentage. (2) On March 12, 2020, the Company acquired its partner’s interest in Riverwalk Retail, consolidating the asset on the Company’s bal ance sheet. Amounts represent joint venture activity prior to the Company’s consolidation. (3) Unconsolidated Joint Venture reconciliation is as follows: Operating Communities - (Page 25) (1) Unconsolidated joint venture income represented at 100% venture NOI. See Information on Net Operating Income (NOI) on page 41 . (2) As of March 31, 2020, Priority Capital included Metropolitan at $20,914,422 (Prudential). (3) Excludes approximately 128,000 SF of ground floor retail. In - Construction Communities - (Page 27) (1) Represents maximum loan proceeds. (2) Represents development costs funded with debt or capital as of March 31, 2020. Future Start Communities - (Page 28) (1) Currently approved for approximately 290,000 square feet of office space. 38 1Q 2020 1Q 2020 Equity in Earnings of Unconsolidated Joint Ventures $708 Unconsolidated Joint Venture Funds from Operations 3,301 Joint Venture Share of Add - Back of Real Estate - Related Depreciation 4,009 Minority Interest in Consolidated Joint Venture Share of Depreciation (660) EBITDA Depreciation Add - Back $3,349 $ in thousands

Appendix - Continued Property Listing - (Page 32) (1) Includes annualized base rental revenue plus escalations for square footage leased to commercial and retail tenants only. Ex clu des leases for amenity, parking and month - to - month tenants. Annualized base rental revenue plus escalations is based on actual March 2020 billings times 12. For leases whose rent commences after April 1, 202 0 a nnualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set fort h a bove. (2) Average base rents + escalations reflect rental values on a triple net basis. (3) Excludes non - core holdings targeted for sale at 158,235 SF; excludes consolidated repositionings taken offline totaling 540,578 SF. Total consolidated office portfolio of 10,812,891 SF. Top 15 Tenants - (Page 35) (1) Annualized base rental revenue is based on actual March 2020 billings times 12. For leases whose rent commences after April 1 , 2 020, annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those s et forth above. (2) Represents the percentage of space leased and annual base rental revenue to commercial tenants only. (3) 33,363 square feet expire in 2021; 388,207 square feet expire in 2027. (4) 5,004 square feet expire in 2021; 237,350 square feet expire in 2029. (5) Space expires December 31, 2022. (6) Space expires December 31, 2020. (7) 66,606 square feet expire in 2024; 54,341 square feet expire in 2026. (8) 5,256 square feet expire in 2022; 82,936 square feet expire in 2026; 56,360 square feet expire in 2030. (9) Space expires December 31, 2024. (10) Space expires December 31, 2036. (11) 63,372 square feet expire in 2023; 21,112 square feet expire in 2025; 37,387 square feet expire in 2033. Expirations - (Pages 36 - 37) (1) Includes office & standalone retail property tenants only. Excludes leases for amenity, retail, parking & month - to - month tenants . Some tenants have multiple leases. (2) Reconciliation to Company’s total net rentable square footage is as follows: (3) Annualized base rental revenue is based on actual March 2020 billings times 12. For leases whose rent commences after April 1 , 2 020 annualized base rental revenue is based on the first full month’s billing times 12. As annualized base rental revenue is not derived from historical GAAP results, historical results may differ from those set f ort h above. (4) Includes leases in effect as of the period end date, some of which have commencement dates in the future, and leases expiring Ma rch 31, 2020 aggregating 39,211 square feet and representing annualized base rent of $1,124,574 for which no new leases were signed. 39 1Q 2020 Square Feet Square footage leased to commercial tenants 8,005,769 Square footage used for corporate offices, management offices, building use, retail tenants, food services, other ancillary service tenants and occupancy adjustments 308,559 Square footage unleased 1,957,985 Total net rentable square footage (excluding ground leases) 10,272,313

Global Definitions

Average Revenue Per Home: Calculated as total apartment revenue for the quarter ended September 30, divided by the average percent occupied for the quarter ended September 30, 2018, divided by the number of apartments and divided by three.

Consolidated Operating Communities: Wholly owned communities and communities whereby the Company has a controlling interest.

Class A Suburban: Long-term hold office properties in targeted submarkets; formerly defined as Urban Core.

Flex Parks: Primarily office/flex properties, including any office buildings located within the respective park.

Future Development: Represents land inventory currently owned or controlled by the Company.

Identified Repurposing Communities: Communities not currently owned by RRT, which have been identified for transfer from Mack-Cali to RRT for residential repurposing.

In-Construction Communities: Communities that are under construction and have not yet commenced initial leasing activities.

Lease-Up Communities: Communities that have commenced initial operations but have not yet achieved Project Stabilization.

MCRC Capital: Represents cash equity that the Company has contributed or has a future obligation to contribute to a project.

Net Asset Value (NAV): The metric represents the net projected value of the Company's interest after accounting for all priority debt and equity payments. The metric includes capital invested by the Company.

Non-Core: Properties designated for eventual sale/disposition or repositioning/redevelopment.

Operating Communities: Communities that have achieved Project Stabilization.

Predevelopment Communities: Communities where the Company has commenced predevelopment activities that have a near-term projected project start.

Project Completion: As evidenced by a certificate of completion by a certified architect or issuance of a final or temporary certificate of occupancy.

Project Stabilization: Lease-Up communities that have achieved over 95 percentage leased for six consecutive weeks.

Projected Stabilized Yield: Represents Projected Stabilized Residential NOI divided by Total Costs. See following page for "Projected Stabilized Residential NOI" definition.

Repurposing Communities: Commercial holdings of the Company which have been targeted for rezoning from their existing office to new multi-family use and have a likelihood of achieving desired rezoning and project approvals.

Subordinated Joint Ventures: Joint Venture communities where the Company's ownership distributions are subordinate to payment of priority capital preferred returns.

Suburban: Long-term hold office properties (excluding Class A Suburban and Waterfront locations); formerly defined as Suburban Core

Third Party Capital: Capital invested by third parties and not Mack-Cali.

Total Costs: Represents full project budget, including land and developer fees, and interest expense through Project Completion.

Waterfront: Office assets located on NJ Hudson River waterfront.

1Q 2020 40

Information About Net Operating Income (NOI)

Reconciliation of Net Income (Loss) to Net Operating Income (NOI)

$ in thousands
(unaudited)

	1Q 2020			4Q 2019		
	Office/Corp	Roseland	Total	Office/Corp	Roseland	Total
Net Income (loss)	**($27,942)**	**($9,902)**	**($37,844)**	**($162,668)**	**$107,260**	**($55,408)**
Deduct:						
Real estate services income	(44)	(2,949)	(2,993)	(95)	(2,995)	(3,090)
Interest and other investment loss (income)	(32)	(1)	(33)	(42)	(844)	(886)
Equity in (earnings) loss of unconsolidated joint ventures	118	590	708	2,734	(2,297)	437
General & Administrative - property level	-	(973)	(973)	-	(1,259)	(1,259)
Gain on change of control of interests	-	-	-	-	-	-
Realized (gains) losses and unrealized losses on disposition	35,661	-	35,661	121,868	(113,787)	8,081
(Gain) loss on disposition of developable land	(4,049)	(764)	(4,813)		44	44
Gain on sale of investment in unconsolidated joint venture	-	-	-	-	-	-
(Gain) loss from early extinguishment of debt, net	-	-	-	153	-	153
Add:						
Real estate services expenses	48	3,673	3,721	65	3,703	3,768
General and administrative	12,930	2,893	15,823	13,583	3,377	16,960
Depreciation and amortization	14,182	21,067	35,249	35,118	22,564	57,682
Interest expense	13,316	8,909	22,225	13,709	10,363	24,072
Property impairments	-	-	-	-	-	-
Land impairments	5,088	175	5,263	26,321	1,035	27,356
Net operating income (NOI)	**$49,276**	**$22,718**	**$71,994**	**$50,746**	**$27,164**	**$77,910**

Definition of: Net Operating Income (NOI)

NOI represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers. NOI should not be considered a substitute for net income, and the Company's use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not effect the overall performance of the individual assets being measured and assessed.

1Q 2020 41

42 1Q 2020 Company Information, Executive Officers & Analysts Company Information Corporate Headquarters Stock Exchange Listing Contact Information Mack-Cali Realty Corporation New York Stock Exchange Mack-Cali Realty Corporation Harborside 3, 210 Hudson St., Ste. 400 Investor Relations Department Jersey City, New Jersey 07311 Trading Symbol Harborside 3, 210 Hudson St., Ste. 400 (732) 590-1010 Common Shares: CLI Jersey City, New Jersey 07311 Deidre Crockett Phone: (732) 590-1025 E-Mail: dcrockett@mack-cali.com Web: www.mack-cali.com Executive Officers Michael J. DeMarco Marshall Tycher David Smetana Gary Wagner Chief Executive Officer Chairman, Roseland Residential Trust Chief Financial Officer General Counsel and Secretary Ricardo Cardoso Nicholas Hilton Deidre Crockett Giovanni M. DeBari EVP and Chief Investment Officer EVP, Leasing EVP and Chief Administrative Officer Chief Accounting Officer Equity Research Coverage Bank of America Merrill Lynch Citigroup Green Street Advisors SunTrust Robinson Humphrey, Inc. James C. Feldman Michael Bilerman Danny Ismail Michael R. Lewis Barclays Capital Deutsche Bank North America JP Morgan Ross L. Smotrich Derek Johnston Anthony Paolone BTIG, LLC Evercore ISI Stifel Nicolaus & Company, Inc. Thomas Catherwood Steve Sakwa John Guinee Analysts, Company Information and Executive Officers Any opinions, estimates, forecasts or predictions regarding Mack-Cali Realty Corporation's performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Mack-Cali Realty Corporation or its management. Mack-Cali does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions. EVP and Chief Administrative Officer

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

The Company considers portions of this information, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as "may," "will," "plan," "potential," "projected," "should," "expect," "anticipate," "estimate," "target", "continue" or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Among the factors about which the Company has made assumptions are:
-risks and uncertainties affecting the general economic climate and conditions, which in turn may have a negative effect on the fundamentals of the Company's business and the financial condition of the Company's tenants and residents;
-the value of the Company's real estate assets, which may limit the Company's ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis;
-the extent of any tenant bankruptcies or of any early lease terminations;
-The Company's ability to lease or re-lease space at current or anticipated rents;
-changes in the supply of and demand for the Company's properties;
-changes in interest rate levels and volatility in the securities markets;
-The Company's ability to complete construction and development activities on time and within budget, including without limitation obtaining regulatory permits and the availability and cost of materials, labor and equipment;
-forward-looking financial and operational information, including information relating to future development projects, potential acquisitions or dispositions, leasing activities, capitalization rates and projected revenue and income;
-changes in operating costs;
-The Company's ability to obtain adequate insurance, including coverage for terrorist acts;
-The Company's credit worthiness and the availability of financing on attractive terms or at all, which may adversely impact our ability to pursue acquisition and development opportunities and refinance existing debt and the Company's future interest expense;
-changes in governmental regulation, tax rates and similar matters; and
-other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants or residents will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated.

In addition, the extent to which the ongoing COVID-19 pandemic impacts us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.

For further information on factors which could impact us and the statements contained herein, see Item 1A: Risk Factors in MCRC's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

This Supplemental Operating and Financial Data is not an offer to sell or solicitation to buy any securities of the Mack-Cali Realty Corporation ("MCRC"). Any offers to sell or solicitations of the MCRC shall be made by means of a prospectus. The information in this Supplemental Package must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the "10-Q") filed by the MCRC for the same period with the Securities and Exchange Commission (the "SEC") and all of the MCRC's other public filings with the SEC (the "Public Filings"). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the Supplemental Package without reference to the 10-Q and the Public Filings. Any investors' receipt of, or access to, the information contained herein is subject to this qualification.

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